UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Soliciting Material Pursuant to §240.14a-12

Authentidate Holding Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 25, 2013

To the Stockholders of

AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on June 25, 2013 at 10:00 a.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing five (5) directors to Authentidate’s board of directors;

2.	Holding a non-binding advisory vote on the compensation of our named executive officers;

3.	Holding a non-binding advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

4.	Ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013; and

5.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on May 21, 2013 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, to assure that your shares are represented at the meeting please either complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope or follow the instructions to vote your shares by the Internet or telephone. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the secretary of the corporation, in writing, prior to the annual meeting of stockholders. We have included a postage-prepaid envelope for your use, or you may follow the instructions on your proxy card for voting by Internet or by telephone. Submitting your instructions by any of these methods will not affect your right to attend the meeting and vote in person.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders on June 25, 2013

The Proxy Statement and our 2012 Annual Report to Stockholders are available at: http://www.cstproxy.com/authentidate/2013

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: May 24, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

i

AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

PROXY STATEMENT

for

Annual Meeting of Stockholders

To Be Held on June 25, 2013

This proxy statement and the accompanying form of proxy have been mailed on or about May 24, 2013 to the stockholders of record of shares of common stock as of May 21, 2013, of AUTHENTIDATE HOLDING CORP., a Delaware corporation, in connection with the solicitation of proxies by the board of directors of Authentidate for use at the annual meeting of stockholders to be held at 10:00 a.m. (Eastern time) at the company’s corporate headquarters, located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922 on June 25, 2013 and at any adjournment or postponement thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On May 21, 2013 (the “Record Date”), there were issued and outstanding 30,285,924 shares of common stock and 28,000 shares of Series B Preferred Stock (the “Series B Preferred Stock”). Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Each share of common stock is entitled to one vote on each matter submitted to stockholders.

Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the five (5) persons nominated by the board of directors;

2.	FOR the resolution approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC;

3.	FOR the recommendation of an advisory vote on executive compensation every year;

4.	FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013; and

5.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum

Under our bylaws, a majority of the shares of common stock outstanding and entitled to vote at the annual meeting as of the Record Date must be present at the meeting, either in person or by proxy, in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present in person at the meeting, or if you have properly submitted a proxy. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of determining whether there is a quorum.

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If you do not give instructions to your broker, bank, or nominee, it can vote your shares only with respect to discretionary items, but not with respect to non-discretionary items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or nominee may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or nominee, the shares will be treated as broker non-votes.

Vote required

Election of directors (Proposal 1) is by plurality vote, with the five nominees receiving the highest vote totals to be elected as directors of Authentidate. Broker non-votes and properly executed proxies marked “WITHHOLD” with respect to the election of a director will not be voted with respect to the director indicated. As a result, the five director nominees receiving the highest number of votes cast by stockholders present in person or by proxy and entitled to vote at the annual meeting will be elected to our board of directors. Accordingly, votes that are withheld and broker non-votes will not affect the outcome of the election of directors.

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote is required to approve the advisory vote on executive compensation in Proposal 2. Because this vote is advisory and is not binding on our board of directors, our management resources and compensation committee, which is responsible for designing and administering our executive compensation program, will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

With respect to Proposal 3, the advisory vote on the frequency of future advisory votes on executive compensation, the proxy card provides spaces for a stockholder to vote for the option of every one year, two years or three years as the frequency with which stockholders will have an advisory vote on executive compensation, or to abstain. If none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders. This vote is advisory only and not binding on the company. The board of directors may decide that it is in the best interest of our stockholders and the company to hold future executive compensation advisory votes more or less frequently, but in no case less frequently than every three years. Abstentions and broker non-votes will have no effect on the outcome of the vote for this proposal.

Approval of the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013 (Proposal 4) requires the affirmative vote by holders of at least a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on such proposal. Accordingly, for this proposal, a properly executed proxy marked “abstain” with respect to any such matter will not be voted and will have the effect of a negative vote. Any broker non-votes will not have an effect on this proposal.

Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. If you abstain from voting on any of these matters, your abstention will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but will have the effect of a vote against the particular matter. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The board of directors is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the board intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

Shares held in Street Name

If you hold your shares in street name, you should follow the directions provided by your broker, bank or nominee regarding how to instruct your broker, bank or nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. As discussed above, if you hold your shares in “street name” through a broker, bank or other nominee, then the broker, bank or nominee who holds your shares has the authority under the applicable stock exchange rules to vote only on certain items, referred to as discretionary items, if they have not received instructions from you. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange and on which your broker, bank or nominee may vote shares held in street name in the absence of your voting instructions. At this annual meeting, Proposal 4, the ratification of the selection of our independent registered public accounting firm, is considered a discretionary item.

Under the applicable stock exchange rules, brokers, banks and nominees may not exercise discretionary voting authority and may not vote your shares with respect to Proposals 1, 2 or 3 unless you provide them with voting instructions. Thus, if you hold your shares in street name, you must give instructions to your broker, bank or nominee in order to vote your shares on these proposals.

Manner of Voting

Voting by Proxy—Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” and you may vote in person by attending the meeting, or by completing and returning a proxy by mail, by telephone or electronically using the Internet. Instructions for voting via the Internet, by telephone and by mail are set forth on the enclosed proxy card and are summarized below.

By Mail—You may submit your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid envelope.

By Internet—If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card.

By Telephone—You may submit your proxy via telephone by following the “Vote by Telephone” instructions on the proxy card.

If you are a stockholder of record, your shares will be voted in the manner that you indicate in your proxy. The proxy card provides spaces for you to vote “FOR,” or to “WITHHOLD” your authority to vote your shares for the nominees for the board of directors (Proposal 1). The proxy card also provides spaces for you to vote “FOR” or “AGAINST” or “ABSTAIN” from voting in connection with Proposals 2 and 4. For Proposal 3, the proxy card provides spaces for a stockholder to vote for the option of every one year, two years or three years as the frequency with which stockholders will have an advisory vote on executive compensation, or to abstain. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the board of directors as described below under the caption “Recommendations of the Board of Directors”. If any other business properly comes before the stockholders for a vote at the annual meeting, or at any adjournments or any postponements of the meeting, your shares will be voted according to the discretion of the holders of the proxy.

Voting by Proxy—Street Name Holders

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a broker, bank or other nominee receive instructions for granting proxies from their brokers, banks or nominees, rather than our proxy card. Telephone and Internet voting are available to stockholders owning shares through certain brokers, banks and nominees. You can vote your shares held through a broker, bank or nominee by following the voting instructions sent to you by that institution. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described above under the caption “Shares held in Street Name”.

Voting In Person at the Annual Meeting

If you choose to vote in person, you can attend the annual meeting and cast your vote in person. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by proxy to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by proxy. To vote in person, a stockholder of record may come to the meeting and we will provide the stockholder with a ballot. Stockholders who hold their shares through a broker, bank or nominee and wish to vote at the meeting must bring to the meeting a legal proxy from the broker, bank or nominee issued in the stockholder’s name and confirming their beneficial ownership of the shares to be voted.

Revocation of Proxies

Any proxy may be revoked at any time before it is voted at the annual meeting. A stockholder may revoke or change their votes on any matter by: (i) delivering a new proxy card bearing a later date to the company; (ii) notifying the Secretary of the company either in writing prior to the meeting or in person at the meeting; (iii) voting again via the telephone or internet; or (iv) attending the meeting and voting in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact the company at (908) 787-1700. Revocation is effective only upon receipt of such notice by our corporate secretary.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies by the board of directors. The board of directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. Rules adopted by the Securities and Exchange Commission allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. We have chosen to mail full packages of materials to stockholders. However, in the future we may take advantage of this new distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of meeting and proxy statement via the Internet. It would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2012, including financial statements, accompanies this proxy statement. Our principal executive offices are located at Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our telephone number is (908) 787-1700.

Reverse Stock Split

On August 30, 2012, we implemented a one for two reverse stock split of our outstanding common stock, par value $0.001 per share. As a result of the reverse split, every two shares of issued and outstanding common stock were combined into one share of issued and outstanding common stock. In addition, the reverse split effected a proportionate adjustment to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options and warrants to purchase or acquire, as applicable, shares of the company’s common stock, and the number of shares reserved for issuance pursuant to the company’s existing equity incentive compensation plans were reduced proportionately. The reverse split also effected a proportionate adjustment to the conversion price and number of shares of common stock issuable upon the conversion of all outstanding shares of convertible preferred stock. No fractional shares were issued as a result of the reverse split, and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment based on the closing sale price of the company’s common stock as reported on The NASDAQ Capital Market on August 30, 2012. All share amounts and per share prices in this proxy statement have been adjusted to reflect this reverse stock split unless otherwise stated.

Recommendations of the Board of Directors

The recommendations of our board of directors are set forth in the description of the matters to be acted on in this proxy statement. In summary, our board of directors recommends a vote:

•	FOR election of the nominees of the board (see PROPOSAL 1);

•	FOR the resolution approving the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC (see PROPOSAL 2);

•	FOR the recommendation of an advisory vote on executive compensation every year (see PROPOSAL 3); and

•	FOR the ratification of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013 (see PROPOSAL 4);

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, they will vote in their own discretion. If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote your shares in accordance with the recommendations of the board of directors.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at this annual meeting are Authentidate’s common stock. Each share entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, there were 30,285,924 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director, nominee and executive officer, (ii) all directors, nominees and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by us to be the beneficial owner of more than five percent of our common stock. Shares of common stock subject to options or warrants exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
5% Stockholders
Lazarus Investment Partners LLLP 2401 E. 2nd Avenue, Suite 600 Denver, Colorado 80206	9,802,598	(1)	28.6%
AQR Capital Management, LLC Two Greenwich Plaza, 3rd Floor Greenwich, CT 06830	3,000,616	(2)	9.4%
Directors and Executive Officers
O’Connell Benjamin c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	504,871	(3)	1.6%
J. Edward Sheridan c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	133,991	(4)	*
J. David Luce c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	739,384	(5)	2.4%
Todd A. Borus, M.D. c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	104,162	(6)	*
Charles C. Lucas III c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	36,667	(7)	*

	Common Stock
Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (++)		Percent of Class (#)
William A. Marshall c/o Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922	395,704	(8)	1.3%
Directors/Nominees/Executive Officers as a group (3)(4)(5)(6)(7)(8)	1,914,779		6.1%

++	Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that it beneficially owns.
#	Based on the number of shares of common stock outstanding as of the Record Date.
*	Represents less than 1% of the issued and outstanding shares of common stock as of the Record Date.
(1)	Based on Schedule 13D/A filed by the listed stockholder on April 12, 2013. The securities reported on this table as beneficially owned by Lazarus Management Company, LLC (“Lazarus Management”) are held by or for the benefit of Lazarus Investment Partners LLLP (“Lazarus Partners”). Includes warrants to purchase an aggregate of 4,001,242 shares of common stock. Lazarus Management, as the investment adviser and general partner of Lazarus Partners, and Justin B. Borus, as the managing member of Lazarus Management, may be deemed to beneficially own the securities held by Lazarus Partners for the purposes of Rule 13d-3 of the Securities Exchange Act of 1934, insofar as they may be deemed to have the power to direct the voting or disposition of those securities. Neither the filing of this report nor any of its contents shall be deemed to constitute an admission that Lazarus Management or Mr. Borus is, for any other purpose, the beneficial owner of any of the securities, and each of Lazarus Management and Mr. Borus disclaims beneficial ownership as to the securities, except to the extent of his or its pecuniary interests therein.
(2)	Based on Schedules 13G and 13G/A filed by the listed stockholder. Includes warrants to purchase an aggregate of 1,580,000 shares of common stock.
(3)	Includes vested options to purchase 309,167 shares of common stock and excludes unvested options to purchase 329,750 shares of common stock. Includes warrants to purchase an aggregate of 103,204 shares of common stock. Excludes 62,431 restricted stock units issued in January 2013, which are subject to vesting requirements.
(4)	Includes vested options to purchase 97,639 shares of common stock.
(5)	Includes vested options to purchase 73,750 shares of common stock. Includes 538,877 shares of common stock owned by Duke 83, LLC. Excludes unvested options to purchase 250,000 shares of common stock. Excludes warrants to purchase 1,119,403 shares of common stock issued in March 2012 held by entities affiliated with the reporting person which contain a blocker provision under which the holder thereof does not have the right to exercise such warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.9% of our common stock. Also excludes warrants to purchase an aggregate of 1,705,426 shares of common stock issued September 28, 2012 to entities affiliated with the reporting person and to the reporting person’s spouse, which warrants contain a blocker provision under which the holder thereof does not have the right to exercise such warrant to the extent that such exercise would result in beneficial ownership by the holder thereof or any of its affiliates, of more than 4.9% of our common stock.
(6)	Includes vested options to purchase 56,667 shares of common stock. Dr. Borus is the brother of the manager of the general partner of Lazarus Investment Partners, LLLP; however, Dr. Borus expressly disclaims beneficial ownership interest in our securities which are beneficially owned by Lazarus Investment Partners.
(7)	Includes vested options to purchase 36,667 shares of common stock.
(8)	Includes vested options to purchase 175,000 shares of common stock and warrants to purchase 103,204 shares of common stock. Excludes unvested options to purchase 71,500 shares of common stock and 55,972 restricted stock units issued in January 2013, which are subject to vesting requirements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the board of directors shall be between three and fifteen persons, as determined by the board of directors. Our board of directors currently consists of five members elected for a term of one year and until their successors are duly elected and qualified. On December 18, 2012, our board increased its size to six members and elected Charles C. Lucas III to serve as a director. Mr. Lucas was recommended to the board and its Nominating and Corporate Governance Committee by a non-executive director. However, as we previously reported, on May 12, 2013, John J. Waters notified the company that he had decided to resign from our board of directors and in a letter dated May 15, 2013 we received written confirmation of Mr. Waters’ resignation, which is effective as of May 12, 2013. Accordingly, based on the recommendation of the Nominating and Corporate Governance Committee, our board of directors has nominated the five persons listed below in the table captioned “Nominees and Executive Officers” for election to the board at this annual meeting to serve for a term of one year and until their successors are duly elected and qualified. The vacancy created by Mr. Waters’ resignation will not be filled at this annual meeting. As described in greater detail below, in September 2012, we entered into an agreement with Lazarus Investment Partners pursuant to which we granted them a right to nominate one individual to our board. See “Summary of Lazarus Board Agreement”. As of the date hereof, Lazarus Investment Partners has not exercised their right to nominate an individual to our board.

All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election and all such nominees, other than Charles C. Lucas III, were elected by the stockholders at our 2012 annual meeting. The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the board of directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The board of directors knows of no reason to anticipate this will occur. Except in the event of unexpected or unusual circumstances, all nominees are expected to be present at the annual meeting of stockholders. During the annual meeting of stockholders held on June 21, 2012, five of our directors were present.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the board of directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the board of directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since
Nominees for Director
J. Edward Sheridan	78	Chairman of the Board of Directors	1992
J. David Luce	52	Director	2003
O’Connell Benjamin	63	Director, Chief Executive Officer and President	2011
Todd A. Borus, M.D.	40	Director	2011
Charles C. Lucas III.	50	Director	2012

Other Executive Officer
William A. Marshall	60	Chief Financial Officer, Treasurer and Principal Accounting Officer	N/A

Business Experience of Nominees

J. Edward Sheridan joined our board of directors in June 1992 and was appointed as Chairman on March 2, 2009. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970, Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967, he was employed by Corporate Equities, Inc., a venture capital firm. Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College.

J. David Luce joined our board of directors in February 2003. From 1990 to August 2009, Mr. Luce was a Senior Vice President of Fixed Income Sales with Barclays PLC (formerly Lehman Brothers). Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

O’Connell (Ben) Benjamin was appointed Chief Executive Officer of Authentidate Holding Corp. and elected to the board of directors on May 5, 2011 and has served as our President since November 26, 2007. Prior to that he led our technology team from January 1, 2005 when he joined the company as Senior Vice President-Products and Technology and has been the chief architect of many of our technology initiatives. Mr. Benjamin started his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent’s spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Prior to joining us, Mr. Benjamin was actively involved as an advisor and equity investor in software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

Todd A. Borus, M.D., was elected to our board of directors in May 2011 and is a board certified orthopedic surgeon in Vancouver, WA and Portland, OR. Since August 2006, Dr. Borus has been a partner with Northwest Surgical Specialists, a private orthopedic surgery group, based in Vancouver, WA. Dr. Borus is affiliated with the Southwest Washington Medical Center and Legacy Salmon Creek Hospital and since January 2010, Dr. Borus has held the position of Section Chief, Department of Orthopedic Surgery, at Legacy Salmon Creek Hospital. Dr. Borus graduated with a degree in economics from Williams College and attended medical school at the Mount Sinai school of medicine in New York City. His orthopedic surgery training was completed at the University of Michigan. From August 2005 to July 2006, Dr. Borus completed a fellowship training in adult reconstruction and joint replacement surgery at the Brigham and Women’s Hospital, Harvard University, in Boston, MA. In addition, since January 2009, Dr. Borus has served on the Physician Advisory Council of the Southwest Washington Medical Center and currently serves as a consultant to Mako Surgical Corp., a medical device company. Dr. Borus is the brother of Justin Borus, the manager of the general partner of Lazarus Investment Partners, LLLP, which is the beneficial owner of approximately 28.6% of our common stock.

Charles C. Lucas III was elected to our board of directors in December 2012 and is currently the general counsel of Elevation LLC, a position he has held since January 2011. Elevation LLC is an institutional broker-dealer focused on macro-based research and agency execution. Prior to joining Elevation LLC, Mr. Lucas was a partner with The McAulay Firm, an executive search firm, from 1996 to December 2010. Prior to joining The McAulay Firm, Mr. Lucas engaged in the private practice of law with the firm of Robinson, Bradshaw & Hinson, P.A. Mr. Lucas received a Bachelor of Arts degree from the University of North Carolina and a Juris Doctor from the Duke University School of Law. Mr. Lucas is active in numerous civic and philanthropic organizations and since October 2004 has been a Trustee of The Duke Endowment and since 2008 has served on the Board of Visitors of Duke University School of Law. In addition, Mr. Lucas is a past and current member of the Board of Trustees of the University of North Carolina School of the Arts and has served as the Chairman of this Board since 2008.

Summary of Lazarus Board Agreement

Under the terms of the Board Nomination and Observer Agreement dated September 25, 2012 (the “Board Agreement”) between us and Lazarus Investment Partners, LLLP (“Lazarus Partners”), we granted Lazarus Partners the right, to be exercised within a 180-day period, to appoint either an observer to our board of directors or to nominate an individual for election to our board of directors. In March 2013, we agreed to extend for 90 days the period within which Lazarus Partners may exercise its right to nominate an individual for election as a director. So long as Lazarus Partners owns 5% or more of our outstanding equity securities it may designate an observer to attend all meetings of our board in a non-voting capacity for a period of two years. In addition, in lieu of designating an observer, so long as it owns at least 10% of our outstanding common stock, Lazarus Partners shall have the right to designate one person to be nominated for election to the board. If Lazarus Partners nominates an individual for election to our board, we shall promptly increase the size of the board, appoint such nominee as a member of the board and, subject to the terms of the Board Agreement, use our best efforts to include such nominee in the slate of nominees recommended for election as a director for three years. Pursuant to the Board Agreement, Mr. Eliot Penn was appointed as an observer to the board, with the rights and limitations as described in the Board Agreement, until the earlier of the second anniversary of the effective date of the Board Agreement, the date on which Lazarus Partners appoints a nominee to serve on the board, or such time as Lazarus Partners ceases to own at least 5.0% of our outstanding equity securities (assuming the conversion of all outstanding shares of convertible preferred stock and exercise of warrants). As of the date hereof, Lazarus Investment Partners has not exercised their right to nominate an individual to our board.

Qualifications of Nominees

Our independent directors have evaluated and recommended each of the nominees currently standing for election at the annual meeting. The following table summarizes highlights the specific experience, qualifications, attributes or skills of the director nominees that led to the conclusion that the nominee should serve as a director of Authentidate:

Nominees	Relevant Experience and Qualifications
J. Edward Sheridan	Significant leadership, business and financial experience, including previously serving as Vice President and Chief Financial Officer of AMF and Fairchild Industries. Breadth of knowledge about Authentidate’s business given service on our board since 1992 and current service as Chairman.
J. David Luce	Significant business and financial experience, including serving as Senior Vice President with Barclays Capital (formerly Lehman Brothers) and background in private investment banking. Breadth of knowledge about Authentidate’s business as a result of service on our board since 2003.
O’Connell Benjamin	Significant leadership and business experience and technological expertise. Currently serves as our Chief Executive Officer and a member of our board of directors, has served as our President since November 2007 and was our Chief Technology Officer from January 2005 until becoming our President. Served in a number of executive capacities with technology and communications companies, including AT&T Consumer Products, Lucent Technologies and Ibiquity Digital Corporation.
Todd A. Borus, M.D.	Significant knowledge of the healthcare industry and possessing healthcare leadership and management experience through his medical practice, particularly his role as Section Chief, Department of Orthopedic Surgery, at Legacy Salmon Creek Hospital and service on the Physician Advisory Council of the Southwest Washington Medical Center. Experience in advising a medical device company based on his consultancy with Mako Surgical Corp.

Nominees	Relevant Experience and Qualifications
Charles C. Lucas III	Significant business and legal experience, including his executive positions with Elevation LLC and The McAulay Firm. Significant experience in governance and leadership derived from his positions as a trustee of The Duke Endowment and service on the Board of Visitors of Duke University School of Law and the Board of Trustees of the University of North Carolina School of the Arts.

Business Experience of Other Executive Officer

William A. Marshall joined Authentidate Holding Corp. as Chief Financial Officer and Treasurer in February 2006. Mr. Marshall brings more than 25 years of experience as a Chief Financial Officer, audit partner and senior management advisor to Authentidate. Most recently, he served as Chief Financial Officer and Treasurer for NEON Communications, Inc., a former publicly traded provider of optical networking solutions, from 2001 to January 2005, when the company was acquired. As part of a planned reorganization, in June 2002, NEON filed a petition under Chapter 11 of the U.S. Bankruptcy Code, from which it was discharged in December 2002. From September 1999 to September 2001, he was Chief Financial Officer and Treasurer for Vitts Networks, Inc., a provider of high-speed Internet communications. In connection with the telecom industry downturn, Vitts Networks filed a Chapter 11 petition in December 2000 and was liquidated during 2001. From 1995 to September 1999, he served as Chief Financial Officer and Treasurer for Viisage Technology, Inc., a software technology company where he led the company’s initial public offering in 1996. From 1987 to 1994, Mr. Marshall was a Partner at KPMG LLP where he provided audit, accounting, financial and SEC reporting, business advisory, public offering and merger and acquisition services for a variety of growing middle market companies. Prior to 1987, Mr. Marshall held various positions in audit and business advisory services at KPMG LLP. Mr. Marshall has a B.S. in Accounting from Elizabethtown College in Pennsylvania and is a Certified Public Accountant.

Meetings of the Board of Directors; Independence

During the fiscal year ended June 30, 2012, our board of directors met on eight occasions and acted on unanimous written consent on one occasion. No member of the board of directors attended less than 75% of the aggregate number of (i) the total number of meetings of the board of directors or (ii) the total number of meetings held by all committees of the board of directors during the fiscal year ended June 30, 2012. Our independent directors meet in executive sessions periodically during the course of the year.

Our board of directors currently consists of five individuals, three of whom are currently independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. Currently, our independent directors are J. Edward Sheridan, Todd A. Borus, M.D., and Charles C. Lucas III. The board previously determined that Mr. Waters, who resigned from our board effective May 12, 2013 was independent. Our board determined on August 6, 2009, in connection with its approval of an award of 250,000 options to Mr. Luce that Mr. Luce would no longer satisfy the independence criteria of The Nasdaq Stock Market following such grant as such grant was in consideration for services rendered in connection with ExpressMD Solutions LLC, our subsidiary and former joint venture.

Committees of the Board

The board of directors presently has four committees:

•	Audit Committee,

•	Management Resources and Compensation Committee,

•	Nominating and Corporate Governance Committee, and

•	Executive Committee.

Audit Committee. The members of the Audit Committee are presently J. Edward Sheridan, Todd A. Borus and Charles C. Lucas. Mr. Sheridan currently serves as Chairman of this committee. Mr. Lucas was appointed to the Audit Committee in May 2013 following the resignation of John J. Waters, who served on this committee during the fiscal year ended June 30, 2012. Each of the individuals that currently serve on the Audit Committee is, and that served on the Audit Committee during our fiscal year ended June 30, 2012 was, an independent member of our board of directors. In addition, the board of directors has determined that the members of the Audit Committee that served during fiscal 2012 and at present meet the additional independence criteria required for audit committee membership set forth in Rule 10 A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our board of directors adopted a Restated and Amended Charter governing the activities of the Audit Committee, which is available on our corporate website at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Audit”. During the fiscal year ended June 30, 2012, the Audit Committee met on four occasions.

Audit Committee Financial Expert. Our board of directors has determined that Audit Committee member J. Edward Sheridan is our audit committee financial expert, as defined under applicable SEC regulations, and is an independent member of our board.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are currently J. Edward Sheridan, Todd A. Borus, and Charles C. Lucas, each of whom is an independent member of our board of directors. Mr. Waters served on this committee as its chairman during the fiscal year ended June 30, 2012 and until his resignation in May 2013. Mr. Lucas was appointed to this committee in February 2013 and we appointed him as the chairman of this committee following Mr. Waters’ resignation. The functions of this committee include administration of our stock option programs and the negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2012, this committee held five meetings and acted on unanimous written consent on one occasion. The Management Resources and Compensation Committee has authority to select, engage, compensate and terminate independent compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist it in carrying out its responsibilities and functions. The Management Resources and Compensation Committee is governed by a written charter approved by our board of directors which is available on our corporate web site at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Management Resources and Compensation”.

Nominating and Corporate Governance Committee. The members of this committee are currently J. Edward Sheridan, Todd A. Borus and Charles C. Lucas, each of whom is an independent member of our board of directors. Mr. Waters served on this committee as its chairman during the fiscal year ended June 30, 2012 and until his resignation in May 2013. Following Mr. Waters’ resignation, we appointed Mr. Sheridan as the chairman of this committee and appointed Mr. Lucas as a member of this committee. Our board of directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our web site at www.authentidate.com under the following tabs: “about us—corporate governance—Board Committees—Nominating and Corporate Governance”. Pursuant to its charter, this committee’s tasks include reviewing and recommending to the board issues relating to the board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the board’s compliance with its fiduciary duties to the company and its stockholders; and making recommendations regarding proposals submitted by stockholders. During the fiscal year ended June 30, 2012, this committee held three meetings.

Executive Committee. We established our Executive Committee on December 7, 2005. The members of this committee are J. David Luce, J. Edward Sheridan and O’Connell Benjamin. Mr. Luce currently serves as

Chairman of this committee. The primary purpose of the Executive Committee is to exercise the authority of the board when the board is not in session, subject to certain limitations. For example, the Executive Committee has no power or authority to: (i) make, alter or repeal any by-law or any resolution or resolutions of the directors designating an Executive Committee; (ii) elect, appoint or remove any executive officer or director; (iii) approve any transaction in which any member of the Executive Committee may have a direct or indirect interest; (iv) approve the borrowing of any money greater than $500,000 per transaction in the aggregate; (v) approve any agreement to acquire the entirety or majority of any business or major assets of any other person or entity; (vi) change our principal business; (vi) designate or authorize the issuance of any shares of preferred stock; (vii) undertake a private placement or financing transaction involving debt or equity securities in excess of $500,000; or (viii) vary, by more than 10%, any budget previously approved by the board. During the fiscal year ended June 30, 2012, the Executive Committee did not meet.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Ethics and Conduct, and charters for the committees of the board of directors. The corporate governance page can be found at www.authentidate.com, by clicking on “about us—corporate governance.”

Corporate Governance Policies

Our board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

•

All members of our substantive board committees—the Audit Committee, the Management Resources and Compensation Committee, and the Nominating and Corporate Governance Committee—are independent, subject to the limited exceptions provided by the corporate governance requirements of the Nasdaq Stock Market;

•

In the event the board elects to appoint the chief executive officer as the Chairman of the Board, the board shall also appoint an independent member of the board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties;

•	The independent members of the board meet regularly without the presence of other directors;

•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•

We have adopted a code of ethics and conduct that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•

The board and its committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Board Leadership Structure

On an annual basis, our board of directors appoints one member of the board to serve as its Chairman. Presently, our Chairman is J. Edward Sheridan, who is an independent director. Mr. Sheridan has served as Chairman since March 2009. As stated above, in the event the board elects to appoint the chief executive officer as the Chairman of the Board, the board shall also appoint an independent member of the board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties.

Board’s Role in Oversight of Risk.

The board of directors does not have a separate risk oversight body but rather manages risk directly. The board of directors mitigates risks through discussing with management the appropriate level of risk for the company and evaluating the risk information received from management. These risks include financial, technological, competitive, and operational risks. Further, the Audit Committee receives updates from senior management and assesses risk in satisfaction of their risk management role in accordance with the Audit Committee charter. Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. In addition, each of the other committees of the board of directors considers risks within its area of responsibility.

Procedures for Determining Executive and Director Compensation

The Management Resources and Compensation Committee was formed to, among other things, assist our board of directors in the discharge of its responsibilities with respect to compensation of our executive officers and non-employee directors. In accordance with its charter, the compensation committee has authority to determine the amount, form and terms of compensation of our chief executive officer and other officers, and to take such action, and to direct us to take such action, as it deems necessary or advisable to compensate our chief executive officer and other officers in a manner consistent with its determinations, and shall deliberate and vote on all such actions outside the presence of our chief executive officer and other officers. The committee is responsible for reviewing, at least annually, the performance of our chief executive officer and other officers, including in light of any goals and objectives established for such performance, and, in light of such review, determining each officer’s compensation. In accordance with its charter, the committee also has authority to establish our general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. In addition, the committee has authority to administer our equity compensation programs, including without limitation to recommend the adoption of such plans, to recommend the reservation of shares of our common stock for issuance thereunder, to amend and interpret such plans and the awards and agreements issued pursuant thereto, and to make awards to eligible persons under the plans and determine the terms of such awards, including any such awards to our chief executive officer and other officers. With respect to non-employee director compensation, the committee reviews such compensation practices and policies and makes recommendations to our board of directors as to the amount, form and terms of non-employee director compensation.

The Management Resources and Compensation Committee did not retain outside consultants during the 2011 or 2012 fiscal years to assist it in implementing these policies or making specific decisions relating to executive compensation. However, the committee does, from time to time, review general information regarding the compensation practices of other companies, including some that may compete with us for the services of its executives and employees and that information is a factor used by the committee in its decisions and in its general oversight of compensation practices. However, the committee does not use that information to generate specific compensation amounts or targets. Instead, in each compensation decision, the committee exercises its business judgment regarding the appropriateness of types and amounts of compensation in light of the value to us of specific individuals.

With respect to fiscal 2012 compensation for our executives, the Management Resources and Compensation Committee took into account recommendations made by the Chairman of the Board and our chief executive officer with respect to determinations of the types and amounts of compensation to be paid to the other executive officers and also discussed with the Chairman of the Board and the chief executive officer the types and amounts such individuals believed would be appropriate to pay each of them in light of the amounts being recommended for the other executives. Our senior management generally applies a similar philosophy and similar policies to determine the compensation of officers and managers who are not executive officers and reports to the Management Resources and Compensation Committee regarding these matters.

Within the context of the overall objectives of our compensation program, we determined the specific amounts of compensation to be paid to each of our executives during fiscal 2012 based on a number of factors including: our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; our executives’ performance during the fiscal year in general and as measured against predetermined company and individual performance goals; the roles and responsibilities of our executives; the individual experience and skills of, and expected contributions from, our executives; the amounts of compensation being paid to our other executives; our executives’ historical compensation and performance at our company; and any contractual commitments we have made to our executives regarding compensation. Such information is reflected in the Summary Compensation Table under “Executive Compensation” below.

As described in greater detail below, in connection with its consideration of a new equity plan for our non-employee directors, the Management Resources and Compensation Committee, in June 2011, engaged Frederic W. Cook & Co., Inc., a nationally-recognized compensation consulting firm, to provide advice regarding the company’s non-employee director compensation policies and practices and present the committee with its assessment and recommendations. Following F.W. Cook’s assessment and taking its recommendations into account, the committee made a recommendation to our board of directors regarding a new equity incentive plan as well as modifications to the company’s current director compensation policy. In July 2011, our board of directors adopted the policy recommended by the committee. With respect to executive officer compensation, the Management Resources and Compensation Committee did not engage F.W. Cook in fiscal 2012. Although F.W. Cook had previously provided such services to our company in 2007, it has not provided any services to us since then apart from those described above.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry. The board has not relied upon third-party search firms to identify board candidates; rather it relies on recommendations from a variety of business contacts, including current officers, directors and stockholders, as a source for potential board candidates. Although the company does not have a formal policy with regard to the consideration of diversity in identifying nominees, the Nominating and Corporate Governance Committee will consider whether the candidate assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the board of directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Corporate Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential candidates for the board of directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the board of directors at that time. After completing its evaluation, the Nominating and Corporate Governance Committee recommends to the full board the persons who should be nominated for election and the board of directors determines the nominees after considering such recommendation. As described in greater detail above, in September 2012, we entered into an agreement with Lazarus Investment Partners pursuant to which we granted it a right to nominate one individual to our board. See “Summary of Lazarus Board Agreement”.

Our policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our corporate secretary at our principal executive offices in accordance with the provisions of our bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission (the “SEC”) had such nominee been nominated by the board. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee would recommend the candidate for consideration by the full board of directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Stockholders may contact the board of directors or a specified individual director by writing to the secretary of the company at Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Our corporate secretary will relay all such communications to the board of directors, or individual members, as appropriate.

Code of Ethics and Conduct

On July 31, 2003, our board of directors approved our Code of Ethics and Conduct. Our Code of Ethics and Conduct covers all our employees and directors, including our chief executive officer and chief financial officer. During the fiscal year ended June 30, 2012, we did not waive any provisions of the Code of Ethics and Conduct. Our Code of Ethics and Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. We have also posted our Code of Ethics and Conduct on our web site at www.authentidate.com, and may be found as follows:

1.	From our main Web page, first click on “About Us”

2.	Then click on “Corporate Governance”

3.	Next, under “Corporate Governance,” click on “Code of Ethics”

We will post any amendments to or waivers from our Code of Ethics and Conduct at that location.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with during the 2012 fiscal year.

Director Compensation

On July 19, 2011, our board approved the following new compensation policy for our non-employee directors:

•	The annual director fee for our non-executive directors is $30,000;

•

Committee chairmen are paid an additional annual fee as follows: (a) Chairman of the Board—$25,000 per annum; (b) Chairman of the Audit Committee—$15,000 per annum; (c) Chairman of the Management Resources and Compensation Committee—$7,500 per annum; and (d) other Committee Chairmen—$5,000 per annum; and

•

Meeting fees for our independent directors are $1,500 for each meeting of the board of directors, and $1,500 for each meeting of a committee of the board of directors. For meetings held by conference call, fees are $750 per meeting. Reasonable and customary expenses incurred in attending the board and committee meetings are reimbursable.

With respect to the $15,000 increase in the annual director fee, the board determined that for fiscal 2012, this amount was paid through the issuance of shares of restricted stock under the 2011 Omnibus Equity Incentive Plan (the “2011 Plan”) in four equal quarterly installments, based on the fair market value of the company’s common stock as of the last trading day of each fiscal quarter.

In addition to the foregoing cash compensation, under the 2011 Plan, each non-employee director will receive (i) upon initial election to the board of directors, a nonstatutory stock option for the purchase of 20,000 shares of the company’s common stock which vests immediately upon election and (ii) an annual stock option grant, to be granted on September 1, for the purchase of 15,000 shares of the company’s common stock which also vests immediately; provided, that any non-employee director, who has not served as a director for an entire year prior to September 1st of the reference year shall receive a pro rata number of options determined as follows:

Date of Membership	Options Granted
September 1 through November 30	15,000
December 1 through February 28	11,250
March 1 through May 30	7,500
June 1 through August 31	3,500

On September 1, 2012, we granted an aggregate of 60,000 options to our non-employee directors pursuant to the 2011 Plan. These options have an exercise price of $1.21. These options are exercisable for a period of ten years from the grant date. The exercise price of such options is equal to the fair market value of our common stock on the grant date, as determined under the 2011 Plan. Upon the termination of service of a director, such options shall terminate on the second anniversary of the date of termination of service, except that if termination of service is due to optionee’s death or permanent disability (as determined by the board), the option shall terminate on the earlier of the expiration date of such option or 12 months following the date of death or termination for permanent disability and if an optionee is removed from the board for cause, as determined by the board, the option awards held by such optionee would terminate immediately upon removal.

During fiscal 2012, non-employee directors continued to have the option to elect to receive up to 100% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of our common stock issued under the 2011 Plan. Under this program, prior to the commencement of each fiscal year, each non-employee director had the right to elect to receive a percentage (up to 100%) of all cash compensation payable to such non-employee director for the fiscal year ending the following June 30 in restricted shares of our common stock. Notwithstanding the foregoing, however, on one occasion during each fiscal quarter, a non-employee director, prior to the first day of the last month of each fiscal quarter, may notify the company of his decision to modify a prior election, with any such revised allocation to be effective for any subsequent fiscal quarter during the remainder of the fiscal year. If a non-employee director elected to receive a percentage of his or her cash compensation in restricted shares, the number of restricted shares that will be issued to such director will be calculated by dividing the cash amount to be converted into restricted shares by the fair market value of the company’s common stock as of the date the fees are earned, which date shall be deemed to be the last trading day of each fiscal quarter. Fair market value will be determined in accordance with the provisions of the 2011 Plan. Restricted shares will be restricted from public resale in accordance with the provisions of Rule 144, as adopted by the SEC under the Securities Act of 1933, as amended.

On December 18, 2012, the board approved a modification to our non-employee director compensation policy to require that all director fees be paid in the form of either non-qualified stock options or restricted shares of common stock to be issued under the 2011 Plan, effective January 1, 2013. Each director elected the form of payment to be received. As the company pays director fees on a quarterly basis in arrears, the securities to be issued to our non-employee directors for each fiscal quarter while this policy modification is in effect will be issued following the close of each such fiscal quarter.

Under this new policy, if a non-employee director elects to receive payment of director fees in the form of non-qualified stock options, the number of options issued will be calculated by dividing the cash amount to be converted into options by the fair value of an option as determined by the Black-Scholes option pricing model as of the last trading day of each fiscal quarter. If a non-employee director elects to receive payment in restricted shares, the number of shares to be issued to such director will be determined as described above, with the fair market value determined in accordance with the 2011 Plan. Restricted shares will be restricted from public resale in accordance with the provisions of Rule 144, as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The options to be granted to non-employee directors under the 2011 Plan are exercisable for a period of ten years from the grant date. The exercise price of such options shall be equal to the fair market value of our common stock on the grant date, as determined under the 2011 Plan. Upon the termination of service of a director, these options shall remain exercisable to the same extent as pertains to the annual option awards granted to non-employee directors, as described above.

Further, in July 2011, the board also adopted stock ownership guidelines applicable to our non-employee directors. The Non-Employee Director Stock Ownership Guidelines require all non-employee directors to hold shares of our common stock with a value equal to four times the amount of the base annual retainer fee paid to non-employee directors for service on the board, excluding additional committee retainer fees, if any. This ownership guideline is initially calculated using the base annual retainer fee for service as a non-employee director as of the date we adopted these guidelines for current directors or for any new members of our board, such person first became subject to the guidelines. These ownership guidelines will be re-calculated following any adjustment to the applicable annual non-employee director retainer fees. These guidelines will be based on the applicable annual board retainer fee in effect on such calculation date.

Non-employee directors are required to achieve the applicable level of ownership within five years of the later of the date the guidelines were adopted and the date the person first became a non-employee member of the board. Shares that count toward satisfaction of the guidelines include shares owned outright by the director or his or her immediate family members residing in the same household and shares held in trust for the benefit of the director or his or her family. Unexercised and/or unvested equity awards do not count toward satisfaction of the guidelines. The value of a share will be measured on the date of the company’s annual meeting each year as the greater of (i) the average closing price over the 12 months preceding the date of calculation or (ii) the purchase price actually paid by the person for such share of the company’s stock. The purchase price for shares acquired pursuant to restricted stock units, performance shares and other similar full value awards is zero. Our Non-Employee Director Stock Ownership Guidelines may be waived, at the discretion of the board’s Management Resources and Compensation Committee if compliance would create undue hardship or prevent a director from complying with a court order, as in the case of a divorce settlement.

On September 10, 2012, we entered into indemnification agreements with each of the non-employee members of our board. The indemnification agreements provide, subject to the procedures, limitations and exclusions set forth in the agreements: (i) that we will indemnify the indemnitee to the fullest extent permitted by applicable law in the event the indemnitee is, or is threatened to be made, a party to or a participant in an action, suit or other proceeding by reason of the fact that the indemnitee is or was one of our directors or is or was serving at our request as a director, officer, employee, agent or fiduciary of another enterprise; (ii) that we will advance, to the fullest extent not prohibited by applicable law, the expenses incurred by the indemnitee in connection with any such proceeding; (iii) that the rights of the indemnitee under the agreement are in addition to any other rights the indemnitee may have otherwise; and (iv) that the agreement shall continue until and terminate upon 10 years after the latest date that the indemnitee shall have ceased to serve as one of our directors or as a director, officer, employee, agent or fiduciary of any other enterprise at our request. We are required to advance such person’s expenses in connection with his or her defense, provided that the indemnitee undertakes to repay all amounts advanced if it is ultimately determined that such person is not entitled to be indemnified by us.

A summary of non-executive director compensation for the fiscal year ended June 30, 2012 is as follows:

Summary of Non-Executive Director Compensation (1)

Name (2)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
J. Edward Sheridan	$70,000	$14,225	$12,960	$—	$—	$—	$97,185
Todd A. Borus	$—	$41,975	$6,480	$—	$—	$—	$48,455
J. David Luce	$—	$40,226	$12,960	$—	$—	$—	$53,186
John J. Waters (5)	$21,187	$35,411	$12,960	$—	$—	$—	$69,558
Charles C. Lucas III (6)	$—	$—	$—	$—	$—	$—	$—

(1)	Effective at the close of business on August 30, 2012, the company completed a one-for-two reverse stock split of its common stock. All common share, option and warrant amounts and related per share amounts in this table and footnotes have been restated accordingly.
(2)	As of June 30, 2012, each of our then current directors had the following number of options outstanding: Mr. Sheridan—55,000; Mr. Luce—58,250; Mr. Waters—30,000; Mr. Borus—25,000.
(3)	For the year ended June 30, 2012 the following persons elected to receive a portion of their cash director fees in shares of common stock. The number of shares of common stock earned for fiscal 2012 to each person that served as a non-employee director during our 2012 fiscal year is as follows: Mr. Sheridan—9,827, Mr. Luce—27,655, Mr. Waters—24,324, and Mr. Borus—28,920.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2012 computed in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation, and thus may include amounts from awards granted in and prior to 2012. A discussion of the methods used to calculate these values may be found in Note 2 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.
(5)	Mr. Waters resigned from the board effective as of May 12, 2013.
(6)	Mr. Lucas was elected to the board on December 18, 2012.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditor, EisnerAmper LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and Authentidate’s independent registered accounting firm;

•

reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•

discussed with management and the independent registered public accountants the quality and adequacy of the company’s internal controls and reviewed with the independent registered public accountants, their audit plans, audit scope and identification of audit risks;

•

discussed with the independent auditors the auditors’ independence from management and the company and has received from the independent registered public accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence; and

•

based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the Commission.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee* of the board of directors of Authentidate Holding Corp.:

/s/ J. Edward Sheridan, Todd A. Borus, M.D. and Charles C. Lucas

*	Mr. Waters served as a member of the Audit Committee prior to his resignation from the board in May 2013 and Mr. Lucas was appointed to the Audit Committee in May 2013.

Vote Required and Board Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is required for the approval of the nominees for directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years, which is the subject of Proposal No. 3.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by the Management Resources and Compensation Committee with respect to the fiscal year ended June 30, 2012. As we describe in this section of the proxy statement, our executive compensation program incorporates a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The board believes this link between compensation and the achievement of our near- and long-term business goals will help drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal No. 3 overrules any decision by the company or the board of directors (or any committee thereof), creates or implies any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or creates or implies any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our Management Resources and Compensation Committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

On this non-binding matter, the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this Proposal 2. THE BOARD OF DIRECTORS BELIEVES THAT VOTING FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE

COMPENSATION ADVISORY VOTES

In Proposal No. 2, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal No. 3, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

After careful consideration, the board of directors believes that an executive compensation advisory vote should be held every year, and therefore our board of directors recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes. The board of directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our company at this time.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining). Therefore, the stockholder vote under this Proposal is not to approve the board’s recommendation but is instead a direct advisory vote on the particular frequency at which each stockholder would like future advisory votes on executive officer compensation to be conducted. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain from voting on this Proposal 3.

The stockholder vote on this Proposal is advisory and not binding on our board or the company and the board of directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. Accordingly, the board may decide that it is in the best interests of our stockholders and the company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. However, unless our board should decide otherwise, the particular frequency that receives the highest number of votes cast by stockholders will be the frequency for future advisory votes on executive compensation. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

Vote Required and Board Recommendation

On this non-binding matter, a stockholder may vote to set the frequency of the “say on pay” vote to occur every year, every two years, or every three years, or the stockholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders. THE BOARD OF DIRECTORS BELIEVES THAT AN ANNUAL EXECUTIVE COMPENSATION ADVISORY VOTE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR EVERY ONE YEAR IN THIS PROPOSAL.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

EisnerAmper LLP has served as our independent registered public accounting firm since 2005. The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accountants for the fiscal year ending June 30, 2013, and has further directed that management submit the selection of EisnerAmper LLP as our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Stockholder ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm is not required by our bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm, the Audit Committee will reconsider whether to retain that firm for fiscal 2013. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders and the company. Representatives of EisnerAmper LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The Audit Committee of the board of directors of Authentidate has selected EisnerAmper LLP, as its independent registered public accounting firm for the current fiscal year. During the 2012 fiscal year, the audit services provided by EisnerAmper LLP consisted of examination of financial statements, services related to filings with the SEC, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firm for the audit of our annual financial statements for the years ended June 30, 2012 and 2011, and fees billed for other services rendered by our independent registered public accounting firm during those periods.

	Year Ended June 30,
	2012	2011
Audit Fees (1)	$260,000	$167,000

Total	$260,000	$167,000

(1)	Audit services consist of audit work performed on financial statements, audit work performed on internal control over financial reporting, reviews of Annual Reports on Form 10-K, reviews of financial statements and related Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consents for registration statement filings and responding to SEC comment letters on annual and quarterly filings. During the fiscal years ended June 30, 2012 and 2011, all reported amounts were for services provided by EisnerAmper LLP. We did not incur fees for audit-related, tax or other service performed by EisnerAmper LLP during the fiscal years ended June 30, 2012 and 2011.

Our Audit Committee has determined that the services provided by our independent registered public accounting firms and the fees we expensed for such services has not compromised the independence of our independent auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent auditor for the next year’s audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Pursuant to Section 10A(i)(2) of the Securities Exchange Act of 1934, we are responsible for listing the non-audit services approved by our Audit Committee to be performed by our independent registered public accounting firm. During the fourth quarter of fiscal 2012, the Audit Committee did not pre-approve the performance of any non-audit services by EisnerAmper LLP. The Audit Committee has not authorized our independent registered public accounting firm to provide any additional non-audit services.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote is required for the ratification of EisnerAmper LLP as our independent registered public accounting firm for fiscal 2013. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer and chief financial officer (the “Named Executive Officers”), during the fiscal year ended June 30, 2012 and 2011:

Summary Compensation Table (1)

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (4)	Stock Awards ($)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
O’Connell Benjamin,	2012	$246,500	$—	$—	$216,350	$—	$—	$—	$462,850
Chief Executive Officer and President (2) (3) (6)	2011	$246,500	$—	$—	$137,915	$—	$—	$—	$384,415
William A. Marshall,	2012	$221,000	$—	$—	$31,836	$—	$—	$—	$252,836
Chief Financial Officer and Treasurer (6)	2011	$221,000	$—	$—	$12,447	$—	$—	$—	$233,447

(1)	Effective at the close of business on August 30, 2012, the company completed a one-for-two reverse stock split of its common stock. All common share, option and warrant amounts and related per share amounts in this table and footnotes have been restated accordingly.
(2)	Mr. Benjamin was appointed to office of president effective November 26, 2007 and was appointed chief executive officer on May 5, 2011.
(3)

On September 6, 2011, we entered into a new employment agreement with Mr. Benjamin. The agreement was effective as of such date and expired on June 30, 2012. Mr. Benjamin’s base salary was $290,000 per annum. The employment agreement provided that the base salary shall automatically increase by $50,000 per annum in the event that the company achieved cash flow breakeven, as defined in the employment agreement, during our fiscal year ending June 30, 2012. Moreover, Mr. Benjamin was eligible to receive a one-time bonus of $150,000 if our common stock had a closing price at or above $4.80 for 30 consecutive trading days during our fiscal year ending June 30, 2012. In addition, he was eligible for an additional bonus in the discretion of the Management Resources and Compensation Committee of not less than 50% of base salary in the event that the company, during the fiscal year ending June 30, 2012, achieved (i) cash flow breakeven and (ii) the company (or its subsidiary) executed firm sales contracts resulting in the sale, during the fiscal year ending June 30, 2012, of at least 7,500 units of the company’s telehealth product offerings. Such events did not transpire. On September 10, 2012, we entered into a new employment agreement with Mr. Benjamin, the terms of which are summarized below under the caption “Employment Agreements with Named Executive Officers.”
(4)	Our Named Executive Officers may receive a performance-based bonus of up to 50% of their base salary if certain performance targets are met, pursuant to their respective employment agreements with us. No bonus amounts were paid for fiscal 2012 or 2011.
(5)	Reflects the grant date fair value of the options granted during the period that are expected to vest. Estimated value of stock options represents the expense as calculated in accordance with FASB Accounting Standards Codification Topic 718: Compensation—Stock Compensation. A discussion of the methods used to calculate these values may be found in Note 2 to our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012.
(6)	On February 18, 2010 a compensation modification program was implemented. Pursuant to this program Mr. Benjamin and Mr. Marshall accepted a reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven, as deferred. This was continued through the 2012 fiscal year.

Narrative Disclosure to Summary Compensation Table

A summary of certain material terms of our compensation plans and arrangements is set forth below. Each of the primary elements of our executive compensation is discussed in detail below. In the descriptions below, we highlight particular compensation objectives that we have designed our executive compensation program to address. However, it should be noted that we have designed the various elements of our compensation program to complement each other and thereby collectively serve all of our executive compensation objectives. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program, to a greater or lesser extent, serves each of our compensation objectives.

Base Salary

The base salaries payable to our named executive officers reflect the initial base salaries that we negotiated with them at the time of their initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. Employment agreements which we have entered into with each of Messrs. Benjamin and Marshall are summarized below.

As described in greater detail below under the caption “Executive Compensation—Employment Agreements with Named Executive Officers” on February 18, 2010, we entered into agreements with each of O’Connell Benjamin, our chief executive officer and president, and William A. Marshall, our chief financial officer, to implement a compensation modification program approved by the Management Resources and Compensation Committee of the board of directors. Pursuant to these agreements, both our chief executive officer and chief financial officer agreed to accept a reduction in their base salary to 85% of their current base salary until such time as we achieve “Cash Flow Breakeven”, as defined in such agreements. In consideration for their agreement to accept a reduction in their base salary, we granted such officers options to purchase such number of shares of common stock as is equal to 15% of their base salary (with the share amounts and per share prices reported below having been adjusted to reflect the company’s reverse stock split effected in August 2012). Accordingly, we granted our chief executive officer 21,750 options and granted our chief financial officer 19,500 options. The options were granted under the our 2000 Employee Stock Option Plan, are exercisable for a period of ten (10) years at a per share exercise price of $2.02 and shall only vest and become exercisable upon either the date determined that we achieve “cash flow breakeven” or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in the employment agreements previously entered into between us and our chief executive officer and chief financial officer. On February 4, 2011, we entered into agreements with our chief executive officer and chief financial officer to continue the foregoing compensation modification program. Pursuant to such agreements, we also granted these officers new options under our 2010 Employee Stock Option Plan upon comparable terms as in 2010. The options granted to Messrs. Benjamin and Marshall on February 4, 2011 are exercisable at $0.88 per share. On June 21, 2012, we entered into agreements with these executive officers to continue the compensation modification program and granted these officers new options under our 2011 Omnibus Equity Incentive Plan upon comparable terms as in 2011 for the period commencing February 1, 2012 and expiring on September 30, 2013. Accordingly, we granted our chief executive officer 36,250 options and granted our chief financial officer 32,500 options. The options granted in connection with this amendment are exercisable at $1.30 per share.

In addition, on January 15, 2013, we entered into new agreements with each of our chief executive officer and chief financial officer in order to continue the compensation modification program implemented in February 2010. Pursuant to these agreements, both officers agreed to a further reduction in their base salary to 70% of their original base salary commencing January 16, 2013 and continuing until the earlier of (i) such time as the company achieves “cash flow breakeven” or (ii) January 15, 2014. Pursuant to these continuation agreements, the term “cash flow breakeven” is defined to mean that the company has achieved positive cash flow from operations for two consecutive fiscal quarters determined by reference to the revenues and other amounts received by the company from its operations. The term “cash flow from operations”, however, shall not include (a) amounts received from the sale, lease or disposition of (i) fixed or capital assets, except for amounts received in the ordinary course of business; or (ii) any subsidiary company; (b) capital expenditures; (c) interest income and expense; and (d) other non-operating items as determined in accordance with generally accepted accounting principles in the United States as consistently applied during the periods involved. In consideration for these agreements, we granted these officers restricted stock units under our 2011 Omnibus Equity Incentive Plan based on (i) 15% of their base salary for the period commencing January 16, 2013 through September 30, 2013 attributable to the incremental 15% reduction in base salary through the expiration date of the prior salary reduction program; plus (ii) 30% of their base salary for the period commencing October 1, 2013 through January 15, 2014. The number of restricted stock units granted was determined by dividing the total amount of base salary that is reduced pursuant to the new modification agreements by the closing price of our common stock on the date of grant. In connection with the program we granted our chief executive officer 62,431 restricted stock units and our chief financial officer 55,972 restricted stock units. The restricted stock units will vest on the date that the company achieves cash flow breakeven, as defined above. In addition, in connection with the foregoing, we also amended the vesting for the options granted in February 2010 and 2011 and June 2012 to our employees, including executive officers, under the compensation modification program. The amendment eliminates the specific measurement period to determine whether the vesting criteria of achieving “cash flow breakeven performance” has been satisfied and, accordingly, such options shall not expire if the company does not achieve cashflow breakeven performance by September 30, 2013.

During the fiscal year ended June 30, 2012, the base salary of Mr. Benjamin was $246,500, reflecting the impact of the salary modification agreements discussed above. During fiscal 2012, the base salary of Mr. Marshall was $221,000, also reflecting the salary modification agreements discussed above. The base salary paid to both Messrs. Benjamin and Marshall in fiscal 2012 reflects no change from the rate each was compensated during fiscal 2011 and does not give effect to the additional compensation modification program adopted in January 2013, as described above.

Equity Compensation

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over three years, beginning with one-third vesting one year after the date of grant with the balance then vesting in equal monthly installments over the following two year period. Such vesting is intended as an incentive to such executive officers to remain with us and to provide a long-term incentive. However, we have also sought to base vesting of options on overall corporate performance. For example, as discussed above, the options granted to our named executive officers in connection with the compensation modification agreements they entered into with us in February 2010, February 2011 and June 21, 2012 will vest either on the date determined that we achieve Cash Flow Breakeven or in the event of a termination of employment either without “cause” or for “good reason”, as such terms are defined in their employment agreements with us.

Options are generally exercisable for a limited period of time after termination of employment (other than termination for cause) if vested, subject to certain rights that were negotiated in connection with the employment agreements we entered into with our named executive officers. We do not require that any portion of the shares acquired be held until retirement, we do not have a policy prohibiting a director or executive officer from hedging the economic risks of his or her stock ownership and we do not have any minimum stock ownership requirements for executive officers. As discussed above in July 2011 we adopted minimum stock ownership requirements for our directors. Stock options have been granted pursuant to our 2000 Employees Stock Option Plan (the “2000 Plan”) and our 2010 Employee Stock Option Plan (the “2010 Plan”), which served as our primary equity incentive plan for our employees and other eligible participants until the adoption of the 2011 Equity Incentive Plan in August 2011. See “Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options. The exercise price of each stock option granted under our equity compensation plans is based on the fair market value of our common stock on the grant date and the Management Resources and Compensation Committee may set the exercise price of the options granted to our named executive officers at a price equal to or greater than the fair market value in order to reinforce the incentive nature of the award. Options granted in fiscal 2012 have an exercise price equal to the market price on the grant date, which was considered appropriate by the Management Resources and Compensation Committee based on the market price of our common stock.

During our 2012 fiscal year, option awards were granted to our named executive officers in connection with the compensation modification agreements, described in greater detail above. We granted such officers options to purchase such number of shares of common stock as is equal to 15% of their base salary payable for the period commencing February 1, 2012 and expiring September 30, 2013 and granted our chief executive officer 36,250 options and our chief financial officer 32,500 options. These options are exercisable at a per share price of $1.30 upon the terms described above under the caption “Narrative Disclosure to Summary Compensation Table—Base Salary”. Further, as described in greater detail above, on January 15, 2013, we extended this compensation modification program and granted restricted stock units to our participating employees, including our named executive officers and entered into new compensation modification agreements with our named executive officers pursuant to which we granted our chief executive officer 62,431 restricted stock units and our chief financial officer 55,972 restricted stock units. The restricted stock units will vest on the date that the company achieves cash flow breakeven, as defined above. In addition, in connection with the foregoing, we also amended the vesting for the options granted in February 2010 and 2011 and June 2012 to our employees, including executive officers, under the compensation modification program. The amendment eliminates the specific measurement period to determine whether the vesting criteria of achieving “cash flow breakeven performance” has been satisfied and, accordingly, such options shall not expire if the company does not achieve cashflow breakeven performance by September 30, 2013.

Employment Agreements with Named Executive Officers

The following are summaries of the employment agreements with our named executive officers. The agreements provide the general framework and some of the specific terms for the compensation of the named executive officers. See “Payments Upon Termination or Change-in-Control” below for a discussion of payments due to our named executive officers upon the termination of his employment or a change-in-control of our company.

As described above, on June 21, 2012, we entered into agreements with each of our chief executive officer and our chief financial officer, in order to continue a compensation modification program approved by the Management Resources and Compensation Committee of the board of directors and implemented in February 2010. In consideration for these agreements, in February 2010, February 2011 and June 2012, we granted these officers options to purchase such number of shares of common stock as is equal to 15% of their base salary, as described above. Subsequently, on January 15, 2013, we entered into new agreements with each of our chief executive officer and chief financial officer in order to continue the compensation modification program. Pursuant to these agreements, both officers agreed to a further reduction in their base salary to 70% of their original base salary commencing January 16, 2013 and continuing until the earlier of (i) such time as the company achieves “cash flow breakeven” or (ii) January 15, 2014. In consideration for these agreements, we granted these officers restricted stock units based on (i) 15% of their base salary for the period commencing January 16, 2013 through September 30, 2013 attributable to the incremental 15% reduction in base salary through the expiration date of the prior salary reduction program; plus (ii) 30% of their base salary for the period commencing October 1, 2013 through January 15, 2014, as described above. See “Narrative Disclosure to Summary Compensation Table—Base Salary”.

O’Connell Benjamin

On September 6, 2011, we entered into an employment agreement with O’Connell Benjamin, our Chief Executive Officer and President pursuant to which he received a base salary of $290,000 per annum, subject to his agreement to accept 15% of his base salary in the form of employee stock options in accordance with the terms of that certain Compensation Modification Agreement entered into with the company as of February 4, 2011. In addition, pursuant to such employment agreement, Mr. Benjamin was granted options to purchase 150,000 shares of our common stock subject to the following vesting provisions: (i) 50,000 of such options were subject to time-based vesting with 33.3% of the options vesting on the first anniversary of the grant date and the balance of such amount vesting in equal monthly installments thereafter over the subsequent 24 months; and (ii) 100,000 of such options were subject to performance based vesting criteria, which were not achieved.

On September 10, 2012, we entered into a new employment agreement with Mr. Benjamin pursuant to which we continued his employment as our Chief Executive Officer and President. The following is a summary description of the terms of the 2012 employment agreement (the “2012 Employment Agreement”):

•

The 2012 Employment Agreement is effective as of September 10, 2012 and expires September 30, 2013, unless sooner terminated as provided therein. Under the employment agreement, Mr. Benjamin’s base salary is $290,000 per annum; however, Mr. Benjamin agreed to accept 15% of his base salary in the form of employee stock options in accordance with the terms of that certain Compensation Modification Agreement entered into with the company as of June 21, 2012. The employment agreement provides that base salary shall automatically increase by $50,000 per annum in the event that the company achieves cashflow breakeven, as defined in the employment agreement, during the initial term of the agreement.

•

Mr. Benjamin shall receive a one-time bonus of $150,000 if our common stock has a closing price at or above $5.20 for 30 consecutive trading days during our fiscal year ending June 30, 2013. In addition, he shall be eligible for an additional bonus in the discretion of the Management Resources and Compensation Committee of not less than 50% of base salary in the event that the company, during the fiscal year ending June 2013, achieves (i) cashflow breakeven and (ii) the company (or its subsidiary)

executes firm sales contracts resulting in the sale, during the fiscal year ending June 30, 2013, of at least 10,000 units of the company’s telehealth product offerings.

•

Under the agreement, Mr. Benjamin was granted options to purchase 200,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of execution of the employment agreement. This option grant is subject to the following vesting provisions: (i) 50,000 of such options are subject to time-based vesting with 33.3% of the options vesting on the first anniversary of the grant date and the balance of such amount vesting in equal monthly installments thereafter over the subsequent 24 months; (ii) 75,000 of such options shall vest in the event the company (or its subsidiary) executes firm sales contracts during the fiscal year ending June 30, 2013 for at least 10,000 units of its telehealth product offerings; and (iii) 75,000 of such options shall vest in the event the company achieves “cashflow breakeven” prior to September 30, 2013. The options are exercisable for a term of ten years.

•

In the event of the termination of employment by the company without “cause” or by Mr. Benjamin for “good reason,” as those terms are defined in the employment agreement, or in the event Mr. Benjamin’s employment is terminated due to his disability, he would be entitled to: (a) a severance payment of 12 months of base salary; (b) continued participation in the company’s health and welfare plans until the later of the expiration date of the agreement or the end of the month of the one-year anniversary of the termination of his employment; and (c) all compensation accrued but not paid as of the termination date. In addition, in the event the company decides not to renew the agreement or if the company and Mr. Benjamin are unable to reach agreement on the terms of a new agreement prior to the expiration date, the he will be entitled to the severance payment and other benefits described above. In addition, in the event of a “Change in Control” of the company, as defined in the employment agreement, Mr. Benjamin would have the right to terminate his employment for any reason within a limited period of time following the change of control and such termination would be deemed for “good reason”.

•

In the event of the termination of Mr. Benjamin’s employment by the company without “cause”, or by Mr. Benjamin for “good reason”, or if upon the expiration of the employment agreement his employment is not renewed, the conditions to the vesting of the options granted to the Executive under the 2012 Employment Agreement shall be deemed void and all such awards shall be immediately and fully vested and exercisable, subject to certain conditions with respect to performance-based options.

•

The 2012 Employment Agreement contains confidentiality obligations that survive termination and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Benjamin’s employment.

William A. Marshall

Mr. Marshall, our chief financial officer and treasurer entered into an at-will employment agreement with us effective as of February 15, 2006. The following is a summary of Mr. Marshall’s employment agreement:

•	Annual base salary of $260,000.

•

Annual bonus targeted at 50% of base salary, in the discretion of the board, or if the board so designates, the Management Resources and Compensation Committee of the board, based on the annual performance of the company, except that the bonus for the fiscal year ending June 30, 2006 was guaranteed, pro rata, from the date his employment commenced. Mr. Marshall was also provided with an allowance of $75,000 for reimbursement of temporary living and relocation expenses and will be covered by health and similar benefits made available to the company’s senior management.

•

Grant of options to purchase 150,000 shares of the our common stock at an exercise price of $9.00, which options vest as follows: 50,000 shares vest on the one-year anniversary of the date of grant and the balance of 100,000 options shall vest monthly, as long as Mr. Marshall continues to be an employee of the company, in equal amounts over the subsequent 24 months.

•	Mr. Marshall will be entitled to a severance payment of 12 months in accordance with the terms of his employment agreement.

•

With respect to the options granted to Mr. Marshall, in the event his employment is terminated by the company without “cause” or by him for “good reason,” then all options granted to him shall become immediately fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option. In the event Mr. Marshall’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. In the event that Mr. Marshall terminates his employment other than for “good reason,” then the options, to the extent vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•

The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Marshall’s employment.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at June 30, 2012 with respect to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End Table (1)

	Options Awards (2)					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O’Connell Benjamin (10)	67,500	—		12.56	01/03/15	—	—	—	—
	25,000	—		9.00	08/23/15	—	—	—	—
	25,000	—		2.72	08/08/17	—	—	—	—
	50,000	—		2.50	12/05/17	—	—	—	—
	66,667	—	(4)	0.78	05/06/19	—	—	—	—
	—	21,750	(5)	2.02	02/18/20	—	—	—	—
	—	21,750	(6)	0.88	02/04/21	—	—	—	—
	50,000	25,000	(7)	2.28	04/14/21	—	—	—	—
	—	50,000	(8)	1.60	09/06/21	—	—	—	—
	—	36,250	(9)	1.30	06/21/22	—	—	—	—
William A. Marshall (11)	150,000	—		9.00	02/15/16	—	—	—	—
	25,000	—		2.72	08/08/17	—	—	—	—
	—	19,500	(5)	2.02	02/18/20	—	—	—	—
	—	19,500	(6)	0.88	02/04/21	—	—	—	—
	—	32,500	(9)	1.30	06/21/22	—	—	—	—

(1)	Effective at the close of business on August 30, 2012, the company completed a one-for-two reverse stock split of its common stock. All common share, option and warrant amounts and related per share amounts in this table and footnotes have been restated accordingly.
(2)

Stock option grants reported in the table above were granted under, and are subject to, our 2000, 2010 and 2011 Plans. The option expiration date shown above is the normal expiration date, and the last date that the options may be exercised. For each Named Executive Officer, the unexercisable options shown above are also unvested. Unvested shares are generally forfeited if the Named Executive Officer’s employment terminates, except to the extent otherwise provided in an employment agreement. For information regarding the effect on vesting of options on the death, disability or termination of employment of a Named Executive Officer or a change in control of our company, see “Payments Upon Termination or Change in Control” below. If a Named Executive Officer’s employment is terminated by us for cause, options (including the vested portion) are generally forfeited. The exercisable options shown above, and any unexercisable options shown above that subsequently become exercisable, will generally expire earlier than the normal expiration date if the Named Executive Officer’s employment terminates, except as otherwise specifically provided in the Named Executive Officer’s employment agreement. For a description of the material terms of the Named Executive Officer’s employment agreements, see “Employment Agreements With Named Executive Officers” above.
(3)	Effective January 17, 2007, we amended all of the outstanding options held by our employees solely to modify the expiration date to be ten years from the original grant date.
(4)	On May 6, 2009, O’Connell Benjamin was granted 200,000 options. This option grant vests as follows: 66,666 shares will vest in the event the company realizes at least $1,800,000 of quarterly revenues from sales of its Inscrybe software and services prior to the end of the 2009 calendar year; 66,667 shares will vest on the company achieving breakeven operations by December 31, 2009; and of the remaining 66,666 shares, 33.3% shall vest on the date of grant and thereafter the balance will vest in equal installments of 33.3% on each of the next two anniversaries of the grant date. On December 31, 2009, 133,333 were forfeited since the vesting conditions were not met.
(5)	The options granted on February 18, 2010 were granted in conjunction with the implementation of a compensation modification program. Pursuant to this program Mr. Benjamin and Mr. Marshall accepted a reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven. The number of granted options is equal to 15% of their base salary and shall only vest and become exercisable upon either the date determined that the company achieves cash flow breakeven or in the event of a termination of employment either for “cause” or “good reason”.
(6)	The options granted on February 4, 2011 were granted in conjunction with the continuation of a compensation modification program. Pursuant to this program Mr. Benjamin and Mr. Marshall continued the reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven. The number of granted options is equal to 15% of their base salary and shall only vest and become exercisable upon either the date determined that the company achieves cash flow breakeven or in the event of a termination of employment either for “cause” or “good reason”.
(7)	Options are subject to time-based vesting requirements with 25,000 options being exercisable on the date of grant and the balance of the award vesting in two equal annual installments on each of the first two anniversaries of the date of grant.
(8)	On September 9, 2011 O’Connell Benjamin was granted 150,000 options. This option grant vests as follows: 50,000 options are subject to the time-based vesting requirements with 33% of such amount vesting on the one year anniversary of the grant date and the balance vesting in equal monthly installments thereafter. The remaining 100,000 shares covered by the option award are subject to performance-based vesting conditions to be met by June 30, 2012. On June 30, 2012, 100,000 options were forfeited since these vesting conditions were not met.
(9)	The options granted on June 21, 2012 were granted in conjunction with the continuation of a compensation modification program. Pursuant to this program Mr. Benjamin and Mr. Marshall continued the reduction in their current base salary to 85% of their base salary until such time as the company achieves cash flow breakeven. The number of granted options is equal to 15% of their base salary for the period February 1, 2012 through September 30, 2013 and shall only vest and become exercisable upon either the date determined that the company achieves cash flow breakeven or in the event of a termination of employment either for “cause” or “good reason”.
(10)	Excludes 200,000 options granted September 10, 2012 under the 2012 Employment Agreement and 62,431 restricted stock units issued in January 2013, which are subject to vesting requirements.
(11)	Excludes 55,972 restricted stock units issued in January 2013, which are subject to vesting requirements.

Payments upon Termination or Change-in-Control

The discussion and tables below reflect the estimated benefits that would be paid or accrue to each of the Named Executive Officers in the event of the following hypothetical scenarios: (i) termination without cause, or constructive (“good reason”) termination (including upon the occurrence of a change in control of a company); (ii) termination for cause; (iii) upon an executive’s disability; or (iv) in the event of the executive’s death.

O’Connell Benjamin

Death or Disability. Pursuant to the terms of his 2012 Employment Agreement, if Mr. Benjamin’s employment is terminated as a result of his death, Mr. Benjamin or his estate, as applicable, would receive any accrued but unpaid, base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Benjamin’s employment is terminated as a result of disability, under the 2012 Employment Agreement Mr. Benjamin or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment of 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, under the 2012 Employment Agreement Mr. Benjamin’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable in accordance with the terms of the equity compensation plan under which such option was granted.

Cause. If Mr. Benjamin’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. In the event of termination for cause, all stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date. In the event of termination without good reason, options vested as of the date of termination may be exercised for a limited period in accordance with the terms of the equity compensation plan under which such option was granted.

Without Cause or for Good Reason. Under this 2012 Employment Agreement; if Mr. Benjamin’s employment is terminated without cause, by Mr. Benjamin for good reason, or either (1) we fail to timely notify him or our intent to renew his agreement or (2) after providing such notice, we fail to reach an agreement on a new employment agreement with him prior to the expiration date, then we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) pay a severance payment equal to 12 months of his base salary in effect on the termination date, but in no event less than $290,000; (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, under the 2012 Employment Agreement, in the event of such a termination event, options granted to Mr. Benjamin will be deemed vested and shall be exercisable for the duration of their original term, subject to the conditions of the 2012 Employment Agreement. In addition, pursuant to the compensation modification agreements we entered into with Mr. Benjamin, as described above, each of the option awards and restricted stock units will vest upon either the company achieving Cash Flow Breakeven or in the event of a termination of employment without “cause” or for “good reason”, as such terms are defined in his employment agreement, subject to the limitations described above applicable to the restricted stock units.

Change of Control. In the event of a change of control, under the 2012 Employment Agreement, Mr. Benjamin shall have the right to terminate his employment with us for any reason within a limited period of time of such change of control and such termination shall be deemed for good reason. In such an event, we would be required to pay Mr. Benjamin the amounts described above.

Employee Covenants. In the 2012 Employment Agreement, Mr. Benjamin agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Benjamin also agreed, during his employment with the company and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Benjamin agreed, during his employment with the company and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

William A. Marshall

Death or Disability. Pursuant to the terms of his employment agreement, if Mr. Marshall’s employment is terminated as a result of his death, Mr. Marshall or his estate, as applicable, would receive any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of his death. If Mr. Marshall’s employment is terminated as a result of disability, Mr. Marshall or his estate, as applicable, would receive (a) any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date on which the disability occurs; (b) a severance payment equal to 12 months of his base salary in effect on the termination date and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of a termination due to his death or disability, Mr. Marshall’s (or his estate’s or legal representative’s) right to purchase shares of common stock pursuant to any stock option or stock option plan to the extent vested as of the termination date shall remain exercisable for a period of twelve months following such date, but in no event after the expiration of the exercise period.

Cause. If Mr. Marshall’s employment is terminated for cause or he terminates his employment without good reason, he would be entitled to his base salary, other accrued compensation and expense reimbursement through the date of termination, and he shall have no further entitlement to any other compensation or benefits. All stock options that have not been exercised as of the date of termination for cause shall be deemed to have expired as of such date otherwise, options vested as of the date of termination may be exercised for a period of three months thereafter.

Without Cause or for Good Reason. If Mr. Marshall’s employment is terminated without cause, or by Mr. Marshall for good reason, we would be obligated to: (a) pay any accrued but unpaid base salary, bonus and expense reimbursement amounts through the date of termination; (b) we would be obligated to pay a severance payment of 12 months of his base salary in effect on the termination date; and (c) provide for his continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment. Further, in the event of such a termination event, his right to purchase shares of common stock pursuant to any stock option shall immediately fully vest and become exercisable, and the exercise period in which he may exercise his options shall be extended to the duration of their original term. In addition, pursuant to the compensation modification agreements we entered into with Mr. Marshall, as described above, each of the option awards and restricted stock units will vest upon either the company achieving Cash Flow Breakeven or in the event of a termination of employment without “cause” or for “good reason”, as such terms are defined in his employment agreement, subject to the limitations described above applicable to the restricted stock units.

Change of Control. The benefits Mr. Marshall would receive upon termination without cause or for good reason shall not be adversely affected in the event of a change of control.

Employee Covenants. In his employment agreement, Mr. Marshall agreed to keep confidential and not disclose any confidential or proprietary information owned by, or received by or on behalf of, us or any of our affiliates, during the term of the agreement or at any time thereafter. He also agreed to return such confidential and proprietary information to us immediately in the event of any termination of employment. Mr. Marshall also agreed, during his employment with the company and for a period of one year thereafter, to not in any manner enter into or engage in any business that is engaged in any business directly competitive with our business anywhere in the world, with limited exceptions. Moreover, Mr. Marshall agreed, during his employment with the company and for a period of 12 months thereafter, to not, directly or indirectly, without our prior written consent: (i) solicit or induce any employee of us or any of our affiliates to leave such employ; or (ii) solicit the business of any customer with respect to products or services that compete directly with the products or services provided or supplied by us.

2011 Omnibus Equity Incentive Plan

Adjustments upon Merger or Change in Control. The 2011 Plan provides that in the event of a merger with or into another corporation or “change in control,” including the sale of all or substantially all of our assets, unless otherwise provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, if a participant’s employment or service as a director with such successor company terminates within 24 months following such change in control (or such other period set forth in the award agreement): (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or such other period of time set forth in the award agreement), (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment shall lapse and such awards shall become free of all restrictions, and (iii) the restrictions, limitations and other conditions applicable to any other share-based awards or any other awards shall lapse, and such awards shall become free of all restrictions. However, unless otherwise provided in an award agreement, in the event of a change in control, if the successor company does not assume or substitute for an option, stock appreciation right, restricted stock award, restricted stock unit award or other share-based award, then immediately prior to the change in control: (i) those options and stock appreciation rights outstanding as of the date of the change in control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to restricted stock and restricted stock units that are not assumed or substituted for shall lapse and the restricted stock and restricted stock units shall become free of all restrictions, and (iii) the restrictions, other limitations and other conditions applicable to any other share-based awards or any other awards that are not assumed or substituted for shall lapse, and such other share-based awards or such other awards shall become free of all restrictions.

Termination of Employment. Under the 2011 Plan, if a grantee’s employment or service is terminated for cause, any unexercised option shall terminate effective immediately upon such termination of employment or service. Except as otherwise provided by in an award agreement, if a grantee’s employment or service terminates on account of death or disability, then any unexercised option, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the option term) by his or her personal representative or by the person to whom the option is transferred by will or the applicable laws of descent and distribution.

The 2011 Plan provides that except as otherwise provided by the Committee in the award agreement, if a grantee’s employment or service terminates for any reason other than for cause, death, disability or pursuant to a change of control, then any unexercised option, to the extent exercisable immediately before the grantee’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the option term); and, to the extent that any such option was not exercisable on the date of such termination of employment or service, it will immediately terminate.

Equity Compensation Plans

2011 Omnibus Equity Incentive Plan

Background

At the company’s special meeting of stockholders held on August 23, 2011, our stockholders approved the 2011 Omnibus Equity Incentive Plan (the “2011 Plan”). Our board of directors adopted the 2011 Plan on July 19, 2011, subject to stockholder approval at the special meeting. The 2011 Plan became effective as of August 23, 2011 upon receipt of the requisite stockholder approval. The purpose of the 2011 Plan is to assist us and our subsidiaries in attracting and retaining selected individuals who, serving as our employees, directors, consultants and/or advisors, are expected to contribute to our success and to achieve long-term objectives which will benefit our stockholders through the additional incentives inherent in the awards under the 2011 Plan. The maximum number of shares of our common stock that are available for awards under the 2011 Plan (subject to the adjustment provisions of the 2011 Plan) is 3,350,000 shares. Under the 2011 Plan, options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted to eligible participants. Subject to the reservation of authority by our board of directors to administer the 2011 Plan and act as the committee thereunder, the 2011 Plan will be administered by the Management Resources and Compensation Committee, which has the authority to determine the terms and conditions of awards, and to interpret and administer the 2011 Plan. As of the Record Date, there were outstanding (i) options to purchase 813,174 shares under the 2011 Plan, with exercise prices ranging from $0.90 to $2.30 and (ii) a total of 745,800 shares granted pursuant to restricted stock awards and restricted stock units under the 2011 Plan.

Our Management Resources and Compensation Committee (the “Committee”) of our board of directors initially began to evaluate the adoption of a new equity-based plan for the company’s non-employee directors as the company’s 2001 Non-Executive Director Stock Option Plan (the “2001 Director Plan”) was set to expire later in 2011. In conducting its evaluation of a new equity plan for directors, and in consultation with Frederic W. Cook & Co., Inc., the Committee determined that the adoption of an omnibus equity incentive plan covering the company’s non-employee directors as well as its employees, executive officers and consultants was more attractive than adopting a stand-alone plan solely for the benefit of the board members. In addition, the Committee and board wished to provide for a more-flexible equity compensation program for all potential participants than that offered under the company’s historical and current equity plans. The Committee also believed that it would simplify the administration of the equity compensation program by consolidating all persons to whom the company may wish to grant equity based awards into one omnibus plan, instead of managing separate plans for each class of persons. Following Frederic W. Cook & Co.’s assessment and recommendations, the Committee recommended to the board, and the board adopted the 2011 Plan, as well as other changes to our director compensation program discussed below.

Following stockholder approval of the 2011 Plan, the 2011 Plan replaced both the 2001 Director Plan and the 2010 Employee Plan as the company’s vehicle for granting equity awards to its employees, directors and consultants. Accordingly, as of August 23, 2011, all equity awards granted to our employees, directors and eligible consultants will be made pursuant to the 2011 Plan and shares remaining under our existing plans will no longer be available for grants under such plans. Holders of unexercised options granted under the 2001 Director Plan and the 2010 Employee Plan will be able to exercise those options in accordance with the terms of such grants, until the expiration date set forth in their option certificates.

Summary of the 2011 Plan

Shares Available. The maximum number of shares of our common stock that are available for awards under the 2011 Plan, is 3,350,000 shares. If any shares of common stock subject to an award under the 2011 Plan, or after stockholder approval of the 2011 Plan, an award under the 2010 Employee Plan, are forfeited, expire or are settled for cash (in whole or in part), the shares subject to the award may be used again for awards under the 2011 Plan to the extent of the forfeiture, expiration or cash settlement.

Eligibility. Options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, other share-based awards and performance awards may be granted under the 2011 Plan. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2011 Plan to any employee, non-employee member of our board of directors, consultant or advisor who is a natural person and provides services to us or a subsidiary, except for incentive stock options which may be granted only to employees.

Administration. Subject to the reservation of authority by our board of directors to administer the 2011 Plan and act as the committee thereunder, the 2011 Plan will be administered by the Committee (or a subcommittee). The Committee has the authority to determine the terms and conditions of awards, and to interpret and administer the 2011 Plan.

Stock Options. The Committee may grant either nonstatutory stock options or incentive stock options. A stock option entitles the recipient to purchase a specified number of shares of our common stock at a fixed price subject to terms and conditions set by the Committee. The purchase price of shares of common stock covered by a stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Fair market value of the common stock is generally equal to the closing price for the common stock on the Principal Exchange on the date the option is granted (or if there was no closing price on that date, on the last preceding date on which a closing price was reported). Options are subject to terms and conditions set by the Committee. Options granted under the 2011 Plan expire no later than 10 years from the date of grant.

Stock Appreciation Rights. The Committee is authorized to grant SARs in conjunction with a stock option or other award granted under the 2011 Plan, and to grant SARs separately. The grant price of a SAR may not be less than 100% of the fair market value of a share of our common stock on the date the SAR is granted. The term of an SAR may be no more than 10 years from the date of grant. SARs are subject to terms and conditions set by the Committee. Upon exercise of an SAR, the participant will have the right to receive the excess of the fair market value of the shares covered by the SAR on the date of exercise over the grant price.

Restricted Stock Awards. Restricted stock awards may be issued either alone or in addition to other awards granted under the 2011 Plan, and are also available as a form of payment of performance awards and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock awards, including the number of shares of common stock granted, and conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. Unless otherwise provided in the award agreement, the holder of a restricted stock award will have the rights of a stockholder from the date of grant of the award, including the right to vote the shares of common stock and the right to receive distributions on the shares. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares of common stock may be granted either alone or in addition to other awards granted under the 2011 Plan, and are also available as a form of payment of performance awards granted under the 2011 Plan and other earned cash-based incentive compensation. The Committee determines the terms and conditions of restricted stock units, including conditions for vesting that must be satisfied, which may be based principally or solely on continued provision of services, and also may include a performance-based component. The holder of a restricted stock unit award will not have voting rights with respect to the award. Except as otherwise provided in the award agreement, any shares or other property (other than cash) distributed with respect to the award will be subject to the same restrictions as the award.

Other Share-Based Awards. The 2011 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock or other property (“Other Share-Based Awards”). Other Share-Based Awards may be paid in cash, shares of our common stock or other property, or a combination thereof, as determined by the Committee. The Committee determines the terms and conditions of Other Share-Based Awards, including any conditions for vesting that must be satisfied.

Performance Awards. Performance awards provide participants with the opportunity to receive shares of our common stock, cash or other property based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Committee. Subject to the share limit and maximum dollar value set forth above under “Limits on Awards to Participants,” the Committee has the discretion to determine (i) the number of shares of common stock under, or the dollar value of, a performance award and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance goals.

No Repricing. The 2011 Plan prohibits option and SAR repricings (other than to reflect stock splits, spin-offs or other corporate events below, or in connection with a change in control of the company) unless stockholder approval is obtained.

Nontransferability of Awards. No award under the 2011 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, is transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant’s lifetime only by the participant or the participant’s estate, guardian or legal representative, except that the Committee may provide in an award agreement that a participant may transfer an award without consideration to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Committee.

Amendment and Termination. The 2011 Plan will be effective upon the date of stockholder approval and may be amended or terminated by our board of directors except that stockholder approval is required for any amendment to the 2011 Plan which increases the number of shares of common stock available for awards under the 2011 Plan, expands the types of awards available under the 2011 Plan, materially expands the class of persons eligible to participate in the 2011 Plan, permits the grant of options or SARs with an exercise or grant price of less than 100% of fair market value on the date of grant, amends the provisions of the 2011 Plan prohibiting the repricing of options and SARs as described above, increases the limits on shares subject to awards, or otherwise materially increases the benefits to participants under the 2011 Plan. The 2011 Plan will expire on the 10th anniversary of the Effective Date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

Other Option Plans

2010 and 2000 Employee Stock Option Plans

In May 2010, our stockholders approved the 2010 Employee Stock Option Plan (the “2010 Plan”) which provided for the grant of options to purchase up to 5,000,000 shares of our common stock. The board of directors unanimously approved the 2010 Plan on January 20, 2010 and our stockholders approved the 2010 Plan on May 19, 2010. The 2010 Plan served as our primary equity incentive plan for our employees and other eligible participants until the approval by our stockholders of the 2011 Plan. This plan was administered by the Management Resources and Compensation Committee of our board of directors. Upon the adoption of the 2011 Plan, we determined to grant future equity awards to our employees, directors and eligible persons under the 2011 Plan. Under the terms of the 2010 Plan, options granted there under were designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of the Record Date, there were 448,100 options outstanding under the 2010 Plan, with exercise prices ranging from $0.88 to $2.40.

In March 2001, our stockholders initially approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which, as amended, provided for the grant of options to purchase up to 5,000,000 shares of our common stock to our employees, until its expiration in 2010. Under the terms of the 2000 Plan, options granted there under were designated as ISOs or Non-ISOs. The 2010 Plan was administered by our Management Resources and Compensation Committee. As of the Record Date, there were 1,273,404 options outstanding under the 2000 Plan, with exercise prices ranging from $0.78 to $13.22.

2001 Non-Executive Director Stock Option Plan

In January 2002, our stockholders approved the 2001 Non-Executive Director Stock Option Plan. Awards were granted under the 2001 Director Plan until the approval by our stockholders of the 2011 Plan to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Under the 2001 Director Plan, each non-executive director was automatically be granted an option to purchase 20,000 shares upon joining the board and an option to purchase 5,000 shares each September 1st thereafter, pro rata, based on the time the director has served during the prior year. The term non-executive director refers to those of our directors who are not otherwise a full-time employee of Authentidate or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 2,500 shares of our common stock. The 2001 Director Plan expired ten years following its adoption. As of the Record Date, there were 192,500 outstanding options granted under the 2001 Director Plan. The options outstanding have exercise prices ranging from $1.16 to $14.30. As stated above, following the approval of the 2011 Plan by our stockholders, no further awards will be granted under the 2001 Plan. The 2001 Director Plan was administered by either our full board of directors or a committee of the board consisting of not less than two officers who are not entitled to participate in the 2001 Director Plan. The administrator had no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option and such options are not qualified for incentive stock option treatment. The exercise price for options granted under the 2001 Director Plan was 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by Nasdaq Stock Marker.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, Messrs. Sheridan, Borus and Lucas are the members of this committee and Mr. Waters served on this committee during the fiscal year ended June 30, 2012. During the fiscal year ended June 30, 2012, none of the members of the Management Resources and Compensation Committee (a) was an officer or employee of the company during the last fiscal year; (b) was formerly an officer of the company or any of its subsidiaries; or (c) had any relationship with the company requiring disclosure under Item  404 of Regulation S-K.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of June 30, 2012 which consisted of the 2011 Plan, the 2010 Employee Stock Option Plan, 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended. Information concerning each of the aforementioned plans is set forth above.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (A) (1)
Equity Compensation Plans Approved by Stockholders	2,532,000	(2)	$4.04	2,865,000	(3)
Equity Compensation Plans Not Approved by Stockholders	335,000	(4)	2.28	N/A

Total	2,867,000		$3.83	2,865,000

(1)	Effective at the close of business on August 30, 2012, the company completed a one-for-two reverse stock split of its common stock. All common share, option and warrant amounts and related per share amounts in this table and footnotes have been restated accordingly.
(2)	Includes 208,000 options issued pursuant to our 2001 Director Plan, as amended, 1,819,000 options issued to employees pursuant to our 2000 Plan and 2010 Plan and 506,000 options issued pursuant to our 2011 Plan; but does not include 22,500 options issued under our 2011 Plan in July and August 2012 or 60,000 options granted under our 2011 Plan on September 1, 2012.
(3)	Reflects the remaining options available for issuance as of June 30, 2012 pursuant to our 2011 Plan which was approved by our stockholders on August 23, 2011.
(4)	See Note 12 of Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for information related to common stock purchase warrants issued to certain consultants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our common stock. For information concerning employment and indemnification agreements with, and compensation of, our executive officers and directors, see the disclosure in the section of this proxy statement captioned “Executive Compensation” and “Summary of Non-Executive Director Compensation”.

On August 6, 2009, the board of directors agreed to award options to purchase 250,000 shares of common stock to Mr. J. David Luce, a member of the board of directors as a fee for services rendered in connection with our ExpressMD™ Solutions joint venture (the “Joint Venture”). The options were awarded under our 2000 Plan and are exercisable for a period of ten years at a per share exercise price of $4.00, subject to vesting conditions. The options will vest solely in the event that the Joint Venture (or a successor) achieves revenues in the aggregate amount of at least $5,000,000 prior to the second anniversary of the option grant date (the “Target Date”). In the event such metric is achieved, 125,000 options will vest. The remaining options will vest only if the Joint Venture (or a successor) achieves revenues in the aggregate amount of $10,000,000 prior to the Target Date. Due to the this arrangement, the company’s board of directors determined that Mr. Luce no longer satisfies the criteria for independence under the applicable rules of the Nasdaq Stock Market and accordingly, Mr. Luce resigned from his membership on the company’s Management Resources and Compensation Committee and Nominating and Corporate Governance Committee immediately prior to the board of directors’ consideration of this matter. Mr. Luce, however, continues to serve as a member of the company’s board of directors. On May 5, 2011, the company’s board of directors agreed to amend the vesting terms of this option award to provide that the Target Date shall be the third anniversary of the date of grant and on June 21, 2012, the board agreed to further amend this option to provide that the Target Date shall be the fourth anniversary of the date of grant.

On October 12, 2010, we entered into a securities purchase agreement with certain institutional and accredited investors to sell and issue $5.0 million of units of our securities and in the aggregate, we sold 1,250,000 units of securities, at a price of $4.00 per unit. The units consisted of a total of 3,750,000 shares of common stock, 1,250,000 shares of Series C Preferred Stock and 3,125,000 Warrants. This transaction closed on October 13, 2010. As a result of the consummation of the offering, two investors, Lazarus Investment Partners LLLP and AQR Capital Management LLC, subsequently filed reports on Schedule 13G indicating that following such transaction, such persons became beneficial owners of in excess of 5% of our common stock. As of the Record Date, based upon a report on Schedule 13D/A filed by Lazarus Investment Partners LLLP, we believe that such entity is the beneficial ownership of approximately 28.6% of our common stock. In May 2011, our stockholders elected Dr. Todd A. Borus to serve on our board of directors. Dr. Borus is the brother of the manager of the general partner of Lazarus Investment Partners, LLLP.

On October 7, 2011, the company entered into a securities purchase agreement with certain accredited and/or institutional investors relating to a registered direct offering by the company for an aggregate of 2,937,500 shares of common stock of the company and warrants to purchase up to an aggregate of 1,468,752 shares of Common Stock. One of the investors in this offering, Lazarus Investment Partners LLLP, which was the beneficial owner of approximately 13.7% of our outstanding shares of Common Stock immediately prior to the offering, agreed to purchase 714,285 shares of Common Stock and warrants to purchase 357,143 shares of Common Stock. In addition, Douglas B. Luce, the brother of J. David Luce, a member of our board of directors, agreed to purchase 285,714 shares of Common Stock and warrants to purchase 142,857 shares of Common Stock. The participation by these investors was on the same terms as the other investors in the offering. The disclosures above regarding the relationships between our company, Lazarus Investment Partners, LLLP, and Todd A. Borus, M.D., are incorporated herein by reference.

On March 9, 2012, we entered into a securities purchase agreement with certain accredited investors pursuant to which the company agreed to sell and issue to the investors an aggregate principal amount of $4,050,000 of senior secured promissory notes and common stock purchase warrants to purchase a total of 3,022,388 shares of its common stock for gross proceeds of $4,050,000. The notes are senior secured promissory notes and are not convertible into equity securities of the company and, as amended, are due and payable on the first to occur of October 31, 2012 or the consummation of a subsequent financing, as defined. The notes are secured by a first priority lien on all of the company’s assets in accordance with, and subject to, a Security Agreement between the company and the investors. The warrants are exercisable for a period of 54 months commencing on the six month anniversary of the date on which they are issued and have an initial exercise price of $1.34 per share. The closing of the Financing occurred on March 14, 2012. The following investors that participated in the financing are related parties of the company. J. David Luce, a member of our board of directors, agreed to purchase an aggregate principal amount of $1,500,000 of notes and 1,119,403 warrants through three separate affiliated entities and John J. Waters, who was a member of our board of directors at such time, agreed to purchase an aggregate principal amount of $150,000 of notes and 111,940 warrants. In addition, our chief executive officer and a member of our board of directors, O’Connell Benjamin, and our chief financial officer, William Marshall, each agreed to purchase an aggregate principal amount of $50,000 of notes and 37,313 warrants. Further, Lazarus Investment Partners LLLP, which was the beneficial owner of approximately 16.2% of our outstanding shares of common stock immediately prior to the offering, agreed to purchase an aggregate principal amount of $1,000,000 of notes and 746,269 warrants. The participation by these investors was on the same terms as the other investors in the offering. The disclosures above regarding the relationships between our company, Lazarus Investment Partners, LLLP, and Todd A. Borus, M.D., are incorporated herein by reference.

On March 9, 2012, we entered into a Series C Consent and Voting Agreement (the “Voting Agreement”) with the holders of a majority of our outstanding shares of Series C Preferred Stock, including Lazarus Investment Partners, LLLP, which owned approximately 16.2% of our common stock and 40% of our Series C Preferred Stock at such time. Pursuant to this agreement, these Series C Preferred Stockholders agreed to vote their shares of Series C Preferred Stock entitled to vote at our April 9, 2012 special meeting in favor of two proposals to amend the terms of our Series C Designation. The Series C Preferred Stockholder parties to the Voting Agreement also granted us an irrevocable proxy granting us the right to vote such shares in accordance with the preceding paragraph. The Voting Agreement terminated upon our implementation of the amendments to our Series C Designation to extend the maturity date to April 12, 2013 and to increase the dividend rate to 20% for the extension period. At the special meeting of stockholders held on April 9, 2012, the stockholders of the company approved the amendment to our Certificate of Incorporation by an amendment to our Series C Designation to extend the maturity date and increase the dividend rate of the Series C Preferred Stock and on April 10, 2012, we filed a Certificate of Amendment to the Series C Designation with the Secretary of State of Delaware to effect these modifications. Accordingly, on such date, we issued our Series C Stockholders warrants to purchase an aggregate of 825,000 shares of common stock, pro rata, based on the number of Series C Shares held by each Series C Stockholder as of the date of issuance. An aggregate of 330,000 warrants were issued to each of Lazarus Investment Partners and certain funds affiliated with AQR Capital Management LLC. These warrants are exercisable for a period of 54 months, commencing six months following the date of issuance, at an exercise price equal to $1.60 per share. The disclosures above regarding the relationships between our company, Lazarus Investment Partners, LLLP, and Todd A. Borus, M.D., are incorporated herein by reference.

On September 24, 2012, we entered into a securities purchase agreement with certain accredited investors pursuant to which the company agreed to sell and issue to the investors an aggregate principal amount of $3,300,000 of senior secured promissory notes and common stock purchase warrants to purchase a total of 2,558,139 shares of its common stock for gross proceeds of $3,300,000. The notes are senior secured promissory notes and are not convertible into equity securities of the company and are due and payable on the first to occur of October 31, 2013 or the consummation of a subsequent financing, as defined. The notes are secured by a first priority lien on all of the company’s assets in accordance with, and subject to, a Security Agreement between the company and the investors. The warrants are exercisable for a period of 54 months commencing on the six month anniversary of the date on which they are issued and have an initial exercise price of $1.34 per share. The closing of this financing occurred on September 28, 2012. The following investors that participated in the financing are related parties of the company. An entity affiliated with J. David Luce, a member of our board of directors, and his spouse, agreed to purchase an aggregate principal amount of $1,150,000 of notes and 891,473 warrants and our chief executive officer and a member of our board of directors, O’Connell Benjamin, and our chief financial officer, William Marshall, each agreed to purchase an aggregate principal amount of $50,000 of notes and 38,760 warrants. Further, Lazarus Investment Partners LLLP, which was the beneficial owner of approximately 23.8% of our outstanding shares of common stock immediately prior to the offering, agreed to purchase an aggregate principal amount of $1,000,000 of notes and 775,194 warrants. The participation by these investors was on the same terms as the other investors in the offering. The disclosures above regarding the relationships between our company, Lazarus Investment Partners, LLLP, and Todd A. Borus, M.D., are incorporated herein by reference.

On September 24, 2012, we also entered into an agreement with the holders of the majority of our outstanding senior secured promissory notes issued in March 2012, to extend the maturity date of such notes to October 31, 2013 and grant pari passu rights to the new notes issued on September 28, 2012. In connection with and in consideration of this extension, we agreed to issue the note holders extension warrants to purchase an aggregate of 2,197,674 shares of common stock with the same terms as the warrants issued to the new note holders. Due to their ownership of secured notes issued in March 2012, we issued extension warrants to the following related parties: entities affiliated with Mr. Luce were issued a total of 813,953 extension warrants; John Waters, a former director, were issued 81,395 extension warrants, each of the company’s chief executive officer and chief financial officer were issued 27,131 extension warrants and Lazarus Investment Partners were issued 542,636 extension warrants. In addition, we also entered into the Board Nomination and Observer Agreement with Lazarus Investment Partners in September 2012 pursuant to which we granted it the right to appoint either an observer to our board of directors or to nominate an individual for election to our board of directors. The disclosures above regarding the relationships between our company, Lazarus Investment Partners, LLLP, and Todd A. Borus, M.D., are incorporated herein by reference. For more information about this agreement, see the summary above under the caption “Summary of Lazarus Board Agreement”.

On March 22, 2013, we entered into an agreement with certain purchasers (the “Purchasers”) that were a party to the Securities Purchase Agreement dated October 12, 2010 (the “2010 Purchase Agreement”) and who held a majority of the currently outstanding securities sold by us in our October 2010 private placement, to amend the terms of the 2010 Purchase Agreement, in order to provide for a six-month restriction on the transferability of the shares of common stock issuable upon conversion (the “Conversion Shares”) of the Series C Preferred Stock. We entered into this amendment agreement with the Purchasers holding a majority of the outstanding securities which were issued under the 2010 Purchase Agreement, including Lazarus Investment Partners, LLLP, which as of the record date for our special meeting held on April 5, 2013, owned approximately 23.8% of our common stock and 40% of our Series C Preferred Stock. At the special meeting of stockholders held on April 5, 2013, our stockholders approved the automatic conversion of the outstanding shares of Series C Preferred Stock into an aggregate of 3,551,541 shares of common stock, including 1,051,541 shares of common stock issued in lieu of accrued but unpaid dividends on the Series C Preferred Stock. Lazarus Investment Partners was issued 1,420,616 shares of common stock upon conversion of the shares of Series C Preferred Stock held by

it. In addition, we issued an aggregate of 1,420,616 shares of common stock upon conversion of the shares of Series C Preferred Stock to certain funds affiliated with AQR Capital Management LLC. In connection with the execution of this amendment agreement, on March 22, 2013, we also amended the Board Nomination and Observer Agreement that we entered into with Lazarus Investment Partners in September 2012 to extend for 90 days the time period within which Lazarus Investment Partners must decide whether to nominate an individual for election to our board of directors. The disclosures above regarding the relationships between our company, Lazarus Investment Partners, LLLP, and Todd A. Borus, M.D., are incorporated herein by reference.

Approval for Related Party Transactions

Although we have not adopted a formal policy relating to the approval of proposed transactions that we may enter into with any of our executive officers, directors and principal stockholders, including their immediate family members and affiliates, our Audit Committee, all of the members of which, are independent, reviews the terms of any and all such proposed material related party transactions. The results of this review are then communicated to the entire board of directors, which has the ultimate authority as to whether or not we enter into such transactions. We will not enter into any material related party transaction without the prior consent of our Audit Committee and our board of directors. In approving or rejecting the proposed related party transaction, our Audit Committee and our board of directors shall consider the relevant facts and circumstances available and deemed relevant to them, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. We shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee and our board of directors determine in the good faith exercise of their discretion.

Independence of our Board of Directors and its Committees

The listing rules established by the Nasdaq Stock Market, LLC require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by the board, meaning that each independent director has no direct or indirect material relationship with a company other than as a director and/or a stockholder. Our board of directors consults with legal counsel to ensure that our board’s determination with respect to the definition of “independent” is consistent with current Nasdaq listing rules. Our board of directors reviewed all relevant transactions or relationships between each director, or any of his family members, and our company and has affirmatively determined that each of our directors and nominees, other than J. David Luce and O’Connell Benjamin, are independent directors under the applicable guidelines noted above. In considering their independence, our board considered each of the relationships and transactions involving our directors described above under the caption “Certain Relationships and Related Transactions and Director Independence”. Our board of directors currently has four committees: the Audit Committee, the Management Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee. All of the members of our Audit Committee meet the standards for independence required under current Nasdaq Stock Market listing rules, SEC rules, and applicable securities laws and regulations. All of the members of our Management Resources and Compensation Committee and our Nominating and Corporate Governance Committee satisfy the applicable independence standards.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has approved a rule governing the delivery of disclosure documents. This rule allows us to send a single copy of this proxy statement to any household at which two or more of our stockholders reside, if we believe that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instructions forms. Stockholders that have previously received a single set of disclosure documents may request their own copy by contacting their bank, broker or other nominee record holder. We will also deliver a separate copy of this proxy statement to any stockholder upon written request to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

OTHER BUSINESS

As of the date of this proxy statement, the only business which the board of directors intends to present, and knows that others will present, at the annual meeting is that herein above set forth. If any other matter or matters are properly brought before the annual meeting, or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must have submitted the proposal no later than the close of business on March 27, 2013. The submission must include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the bylaw provisions, a stockholder who desires to have his, her or its proposal included in next year’s proxy statement must have delivered the proposal to our principal executive offices (at the address noted above) no later than the close of business on January 24, 2014.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management received notice of the proposal before the close of business on April 6, 2013 and advised stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on April 9, 2014.

ADDITIONAL INFORMATION

For further information about Authentidate Holding Corp., please refer to our annual report on Form 10-K for the fiscal year ended June 30, 2012 and our subsequently filed quarterly reports on Form 10-Q. Each such report is publicly available on our website at www.authentidate.com. You may also obtain a copy of such reports by sending a written request to our Chief Financial Officer, Authentidate Holding Corp., Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, NJ 07922. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the annual meeting of stockholders.

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at

prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Dated: May 24, 2013
Victor J. DiGioia, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE BY INTERNET OR TELEPHONE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 4, AND FOR A FREQUENCY OF “1 YEAR” IN PROPOSAL 3 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4 AND FOR A FREQUENCY OF “1 YEAR” IN PROPOSAL 3:

1.	ELECTION OF DIRECTORS:		FOR all Nominees listed to the left ☐	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all listed Nominees) ☐	2. An advisory vote regarding the approval of compensation paid to our named executive officers
	(01) J. Edward Sheridan, (02) J. David Luce, (03) Todd A. Borus, M.D.,	(04) O’Connell Benjamin (05) Charles C. Lucas III			☐ FOR ☐ AGAINST ☐ ABSTAIN
	(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)				3. An advisory vote regarding the frequency of stockholder approval of compensation paid to our named executive officers.

					☐ 1 YEAR ☐ 2 YEARS	☐ 3 YEARS	☐ ABSTAIN
4. Ratification of independent registered public accounting firm.
☐ FOR ☐ AGAINST ☐ ABSTAIN
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date	,	2013

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

AUTHENTIDATE HOLDING CORP.

As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on June 24, 2013.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by mail:
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints O’Connell Benjamin and J. Edward Sheridan as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on May 21, 2013 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on June 25, 2013 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 4, AND FOR A FREQUENCY OF ONE YEAR FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNEMNT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please promptly mark, date, sign and mail this Proxy Card in the enclosed envelope.

(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held June 25, 2013

The Proxy Statement and our 2012 Annual Report to Stockholders is

available at: http://www.cstproxy.com/authentidate/2013